Exhibit 99.2

CENTERSTATE BANK CORPORATION and SUBSIDIARIES

CenterState Bank Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands of dollars, except per share data)

	March 31, 2020	December 31, 2019
ASSETS
Cash and due from banks	$135,338	$185,255
Deposits in other financial institutions (restricted cash)	550,101	140,913
Federal funds sold and FRB deposits	461,252	163,890
Cash and cash equivalents	1,146,691	490,058
Trading securities, at fair value	8,432	4,987
Available for sale debt securities, at fair value	2,138,442	1,886,724
Held to maturity debt securities, net of allowance for credit losses of $10 at March 31, 2020 (fair value of $205,458 and $208,852 at March 31, 2020 and December 31, 2019, respectively)	195,948	202,903
Loans held for sale (see Note 6)	188,316	142,801
Loans, excluding Purchased Credit Deteriorated ("PCD") loans	11,876,909	11,848,475
PCD loans	150,322	135,468
Allowance for credit losses	(158,733)	(40,655)
Net Loans	11,868,498	11,943,288
Bank premises and equipment, net	296,471	296,706
Right-of-use operating lease assets	33,062	32,163
Accrued interest receivable	43,382	40,945
FHLB, FRB and other stock, at cost	100,463	100,305
Goodwill	1,204,417	1,204,417
Core deposit intangible, net	87,295	91,157
Other intangible assets, net	4,131	4,507
Bank owned life insurance	331,713	330,155
Other repossessed real estate owned	9,942	5,092
Deferred income tax asset, net	37,687	28,786
Bank property held for sale	21,347	23,781
Interest rate swap derivatives, at fair value	831,891	273,068
Prepaid expense and other assets	48,164	40,182
TOTAL ASSETS	$18,596,292	$17,142,025

LIABILITIES AND EQUITY
Deposits:
Demand - non-interest bearing	$4,164,091	$3,929,183
Demand - interest bearing	2,650,252	2,613,933
Savings and money market accounts	4,413,773	4,336,721
Time deposits	2,893,383	2,256,555
Total deposits	14,121,499	13,136,392

Securities sold under agreement to repurchase	81,736	93,141
Federal funds purchased	255,433	379,193
Other borrowed funds	211,000	161,000
Corporate and subordinated debentures	71,356	71,343
Accrued interest payable	4,334	3,998
Interest rate swap derivatives, at fair value	842,451	275,033
Operating lease liabilities	35,168	34,485
Reserve for unfunded commitments	7,110	—
Payables and accrued expenses	95,953	90,722
Total liabilities	15,726,040	14,245,307

Equity:
Common stock, $.01 par value: 200,000,000 shares authorized; 124,131,401 and 125,173,597 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,241	1,252
Additional paid-in capital	2,376,637	2,407,385
Retained earnings	435,984	465,680
Accumulated other comprehensive income	56,390	22,401
Total equity	2,870,252	2,896,718
TOTAL LIABILITIES AND EQUITY	$18,596,292	$17,142,025

See notes to the accompanying condensed financial statements

CenterState Bank Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

(in thousands of dollars, except per share data)

	Three months ended March 31,
	2020	2019
Interest income:
Loans	$160,675	$116,285
Investment securities:
Taxable	12,534	12,286
Tax-exempt	1,737	1,716
Federal funds sold and other	1,813	1,995
	176,759	132,282
Interest expense:
Deposits	19,836	13,323
Securities sold under agreement to repurchase	252	236
Federal funds purchased and other borrowings	2,321	3,978
Corporate and subordinated debentures	997	570
	23,406	18,107

Net interest income	153,353	114,175
Provision for credit losses	44,914	1,053
Net interest income after credit loss provision	108,439	113,122

Non-interest income:
Correspondent banking capital markets revenue	26,424	7,972
Other correspondent banking related revenue	1,384	1,028
Mortgage banking revenue	10,973	4,193
Small business administration loans revenue	1,403	688
Service charges on deposit accounts	7,522	6,678
Debit, prepaid, ATM and merchant card related fees	3,667	5,018
Wealth management related revenue	831	607
Bank owned life insurance income	1,927	1,626
Net gain on sale of available for sale debt securities	—	17
Other non-interest income	1,659	1,473
Total other income	55,790	29,300

See notes to the accompanying condensed consolidated financial statements

CenterState Bank Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

(in thousands of dollars, except per share data)

	Three months ended March 31,
	2020	2019
Non-interest expense:
Salaries, wages and employee benefits	$77,077	$48,393
Occupancy expense	7,346	5,602
Depreciation of premises and equipment	4,045	2,850
Supplies, stationary and printing	861	748
Marketing expenses	2,158	2,020
Data processing expense	5,617	3,656
Legal, audit and other professional fees	2,682	1,442
Amortization of intangibles	4,535	2,814
Credit loss expense for unfunded commitments	1,027	—
Postage and delivery	1,160	925
ATM and debit card and merchant card related expenses	1,598	1,453
Bank regulatory expenses	1,807	1,616
Loss on sale of repossessed real estate (“OREO”)	1	47
Valuation write down of OREO	95	108
(Gain) loss on repossessed assets other than real estate	(8)	13
Foreclosure related expenses	856	561
Merger related expenses	3,051	6,365
Impairment on bank property held for sale	31	107
Other expenses	8,833	5,753
Total other expenses	122,772	84,473

Income before provision for income taxes	41,457	57,949
Provision for income taxes	6,025	13,306
Net income	$35,432	$44,643

Net income	$35,432	$44,643
Other comprehensive income, net of tax
Unrealized available for sale debt securities holding gain, net of taxes of $13,268 and $7,322, respectively	39,729	21,571
Unrealized interest rate swap holding loss, net of taxes of ($1,917) and $0, respectively	(5,740)	—
Less: reclassified adjustments for gain included in net income, net income tax expense of $0 and $4, respectively	—	(13)

Net change in accumulated other comprehensive income	$33,989	$21,558

Total comprehensive income	$69,421	$66,201

Earnings per share:
Basic	$0.28	$0.47
Diluted	$0.28	$0.46
Common shares used in the calculation of earnings per share:
Basic (1)	124,798,732	95,740,856
Diluted (1)	125,341,227	96,500,740

(1)    Excludes participating shares

See notes to the accompanying condensed consolidated financial statements

CenterState Bank Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the three months ended March 31, 2020 and 2019 (unaudited)

(in thousands of dollars, except per share data)

					Accumulated
	Number of		Additional		other
	common	Common	paid in	Retained	comprehensive	Total
	shares	stock	capital	earnings	income (loss)	equity
Balances at January 1, 2019	95,679,596	$957	$1,699,031	$293,777	$(22,421)	$1,971,344

Net income				44,643		44,643
Unrealized holding gain on available for sale securities, net of deferred income tax of $7,318					21,558	21,558
Cumulative adjustment pursuant to adoption of ASU 842 (Note 11)				(1,464)		(1,464)
Dividends paid - common ($0.11 per share)				(10,547)		(10,547)
Stock grants issued	132,918	1	(1)			—
Stock based compensation expense			1,218			1,218
Stock options exercised	116,764	1	1,198			1,199
Stock repurchase	(15,971)	—	(399)			(399)
Balances at March 31, 2019	95,913,307	959	1,701,047	326,409	(863)	2,027,552

Balances at January 1, 2020	125,173,597	$1,252	$2,407,385	$465,680	$22,401	$2,896,718

Net income				35,432		35,432
Unrealized holding gain on available for sale securities, net of deferred income tax of $13,268					39,729	39,729
Unrealized holding loss on interest rate swaps, net of deferred income tax of $1,917					(5,740)	(5,740)
Cumulative adjustment pursuant to adoption of ASU 326 (Note 12)				(47,751)		(47,751)
Dividends paid - common ($0.14 per share)				(17,377)		(17,377)
Stock grants issued	258,616	3	(3)			—
Stock based compensation expense			1,796			1,796
Stock options exercised	179,174	1	1,358			1,359
Stock repurchase	(1,479,986)	(15)	(33,899)			(33,914)
Balances at March 31, 2020	124,131,401	$1,241	$2,376,637	$435,984	$56,390	$2,870,252

See notes to the accompanying condensed consolidated financial statements

CenterState Bank Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands of dollars, except per share data)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$35,432	$44,643
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	44,914	1,053
Credit loss on unfunded commitments	1,027	—
Depreciation of premises and equipment	4,045	2,850
Accretion of purchase accounting adjustments	(12,575)	(12,982)
Net amortization of investment securities	2,273	2,421
Net deferred loan origination fees	435	344
Gain on sale of securities available for sale debt securities	—	(17)
Trading securities revenue	(153)	(25)
Purchases of trading securities	(54,723)	(51,691)
Proceeds from sale of trading securities	51,431	53,453
Repossessed real estate owned valuation write down	95	108
Loss on sale of repossessed real estate owned	1	47
(Gain) loss on repossessed assets other than real estate	(8)	13
Gain on sale of residential loans held for sale	(10,781)	(3,976)
Residential loans originated and held for sale	(423,622)	(134,752)
Proceeds from sale of residential loans held for sale	391,242	129,657
Net change in fair value of residential loans held for sale	(2,354)	(4)
Gain on disposal of and or sale of fixed assets	(6)	(1)
Gain on disposal of bank property held for sale	(236)	(618)
Impairment on bank property held for sale	31	107
Gain on sale of small business administration loans	(1,403)	(688)
Small business administration loans originated for sale	(12,255)	(7,482)
Proceeds from sale of small business administration loans	13,658	8,170
Deferred income taxes	(4,306)	6,114
Tax deduction in excess of book deduction for stock awards	(1,391)	(376)
Stock based compensation expense	1,796	1,218
Bank owned life insurance income	(1,927)	(1,626)
Net cash from changes in:
Net changes in accrued interest receivable, prepaid expenses, and other assets	10,211	11,461
Net change in accrued interest payable, accrued expense, and other liabilities	(12,867)	(5,019)
Net cash provided by operating activities	$17,984	$42,402

See notes to the accompanying condensed consolidated financial statements

CenterState Bank Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands of dollars, except per share data)

(continued)

	Three months ended March 31,
	2020	2019
Cash flows from investing activities:
Available for sale debt securities:
Purchases of investment securities	$(229,404)	$(1,037)
Purchases of mortgage-backed securities	(50,138)	(66,624)
Proceeds from pay-downs of mortgage-backed securities	78,830	53,579
Proceeds from sales of investment securities	—	2,309
Proceeds from sales of mortgage-backed securities	—	64,177
Proceeds from maturities of investment securities	—	295
Held to maturity debt securities:
Proceeds from called investment securities	3,110	—
Proceeds from pay-downs of mortgage-backed securities	3,551	2,317
Purchases of FHLB, FRB and other stock	(20,344)	(4,717)
Proceeds from sales of FHLB, FRB and other stock	20,188	10,826
Net (increase) decrease in loans	(16,919)	1,956
Purchases of premises and equipment, net	(3,813)	(3,931)
Proceeds from sale of repossessed real estate	438	430
Proceeds from sale of fixed assets	9	1
Proceeds from sale of bank property held for sale	2,639	6,365
Net cash (used in) provided by investing activities	$(211,853)	$65,946
Cash flows from financing activities:
Net increase in deposits	985,602	269,954
Net (decrease) increase in securities sold under agreement to repurchase	(11,405)	1,259
Net (decrease) increase in federal funds purchased	(123,760)	8,657
Net increase (decrease) in other borrowings	50,000	(150,000)
Net decrease in payable to shareholders for acquisitions	(3)	(1)
Stock options exercised	1,359	1,199
Stock repurchased	(33,914)	(399)
Dividends paid	(17,377)	(10,547)
Net cash provided by financing activities	$850,502	$120,122

Net increase in cash and cash equivalents	656,633	228,470
Cash and cash equivalents, beginning of period	490,058	367,333
Cash and cash equivalents, end of period	$1,146,691	$595,803

Supplemental Information
Transfer of loans to other real estate owned	$5,384	$3,657
New right-of-use operating lease assets	4,749	—

Cash paid during the period for:
Interest	$23,889	$17,689
Income taxes	—	—

See notes to the accompanying condensed consolidated financial statements

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

NOTE 1: Nature of operations and basis of presentation

The consolidated financial statements include the accounts of CenterState Bank Corporation (the “Parent Company,” “Company” or “CSFL”), and its wholly owned subsidiary bank, CenterState Bank, N.A. (“CenterState” or the “Bank”), and non-bank subsidiaries, R4ALL, Inc., and CSFL Insurance Corp. The Company operates as one of the largest community bank franchises headquartered in the state of Florida. The Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states.

The Bank, headquartered in Winter Haven, Florida, also operates a correspondent banking and capital markets division, of which the majority of its bond salesmen, traders and operational personnel are primarily housed in facilities located in Birmingham, Alabama and Atlanta, Georgia. This division’s primary revenue generating activities are related to its capital markets division, which includes commissions earned on fixed income security sales, fees from hedging services, loan brokerage fees and consulting fees for services related to these activities; and its correspondent banking division, which includes spread income earned on correspondent bank deposits (i.e. federal funds purchased) and correspondent bank checking account deposits and fees from safe-keeping activities, bond accounting services for correspondents, asset/liability consulting related activities, international wires, and other clearing and corporate checking account services. The customer base includes small to medium size financial institutions primarily located in the Southeastern United States, although clients are located across the United States. The Bank also owns CBI Holding Company, LLC (“CBI”), which in turn owns Corporate Billing, LLC (“Corporate Billing”), a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers nationwide.

R4ALL, Inc. manages troubled loans purchased from the Bank to their eventual disposition. CSFL Insurance Corp. is a captive insurance subsidiary pursuant to Section 831(b) of the U.S. Tax Code.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These statements should be read in conjunction with the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019. In the Company’s opinion, all adjustments, consisting primarily of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods have been made. The results of operations of the three-month ended March 31, 2020 are not necessarily indicative of the results expected for the full year.

Some items in the prior period financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior period net income or common stockholders’ equity.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

NOTE 2: Common stock outstanding and earnings per share data

The two-class method is used in the calculation of basic and diluted earnings per share. Under the two-class method, earnings available to common shareholders for the period are allocated between common shareholders and participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. There were no anti-dilutive stock options for the three-month periods ending March 31, 2020 and 2019. The following table presents the factors used in the earnings per share computations for the periods indicated.

	Three months ended March 31,
	2020	2019
Basic
Net income available to common shareholders	$35,432	$44,643
Less: Earnings allocated to participating securities	(8)	(23)
Net income allocated to common shareholders	$35,424	$44,620

Weighted average common shares outstanding
including participating securities	124,831,232	95,790,456
Less: Participating securities (1)	(32,500)	(49,600)
Average shares	124,798,732	95,740,856
Basic earnings per common share	$0.28	$0.47

Diluted
Net income available to common shareholders	$35,424	$44,620
Weighted average common shares outstanding for
basic earnings per common share	124,798,732	95,740,856
Add: Dilutive effects of stock based compensation awards	542,495	759,884
Average shares and dilutive potential common shares	125,341,227	96,500,740
Diluted earnings per common share	$0.28	$0.46

(1)	Participating securities are restricted stock awards whereby the stock certificates have been issued, are included in outstanding shares, receive dividends and can be voted, but have not vested.

NOTE 3: Fair value

Generally accepted accounting principles establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of available for sale debt securities are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs). U.S. Treasury securities are valued using quoted market prices. Valuation adjustments are not applied (Level 1). The fair values of corporate debt securities are calculated using market indicators such as broker quotes (Level 2).

The fair values of trading securities are determined as follows: (1) for those securities that have traded prior to the date of the consolidated balance sheet but have not settled (date of sale) until after such date, the sales price is used as the fair value; and, (2) for those securities which have not traded as of the date of the consolidated balance sheet, the fair value was determined by broker price indications of similar or same securities.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The Company accounts for mortgage loans held for sale under the fair value option with changes in fair value recognized in current period earnings. These loans are intended for sale and the Company believes that the fair value is the best indicator of the resolution of these loans (Level 2). In conjunction with the fair value election on loans held for sale, Mortgage banking uses derivative forward sales contracts and Interest Rate Lock Commitments (“IRLCs”) on residential mortgage loans. Fair values of these mortgage derivatives are estimated based on changes in market prices for mortgage forward trades and mortgage interest rates (Level 2) and estimated pull through percentages from the date the interest on the loan is locked (Level 3). The fair values of IRLCs are derived by a valuation model using various unobservable inputs, such as an estimate of the fair value of the servicing rights expected to be recorded upon sale of the loans, estimated costs to originate the loans, and the pull through rate. At March 31, 2020, the estimated gain on sale before the pull through rate ranged from (1.45%) to 9.34% with an average of 3.19%. The costs to originate ranged from 0.70% to 0.89% with an average of 0.82%. The pull through rates ranged from 47.00% to 100.00% with an average of 85.19%. At December 31, 2019, the estimated gain on sale before the pull through rate ranged from (2.41%) to 8.21% with an average of 2.54%. The costs to originate ranged from 0.70% to 0.89% with an average of 0.82%. The pull through rates ranged from 58.00% to 100.00% with an average of 89.00%.

The Company has the rights to service a portfolio of Fannie Mae and other government guaranteed loans sold on a servicing retained basis. Mortgage servicing assets are measured at fair value when the loan is sold and subsequently measured at fair value on a recurring basis utilizing Level 2 inputs. Management uses a model operated and maintained by a third party to calculate the present value of future cash flows using the third party's market-based assumptions. The future cash flows for each asset are based on the asset's unique characteristics and the third party's market-based assumptions for prepayment speeds, default and voluntary prepayments. Adjustments to fair value are recorded as a component of Mortgage Banking Revenue in the Condensed Consolidated Statements of Income and Comprehensive Income.

The fair value of interest rate swap derivatives is based on valuation models using observable market data as of the measurement date (Level 2). The derivatives are traded in an over-the-counter market where quoted market prices are not always available. Therefore, fair values of derivatives are determined using quantitative models that utilize multiple market inputs. The inputs will vary based on the type of derivative, but could include interest rates, prices and indices to generate continuous yield or pricing curves, prepayment rates, and volatility factors to value the position. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions and third-party pricing services.

The fair value of impaired loans with specific valuation allowance for credit losses and other real estate owned is based on recent real estate appraisals. For residential real estate impaired loans and other real estate owned, appraised values are based on the comparative sales approach. For commercial and commercial real estate impaired loans, and other real estate owned, appraisers may use either a single valuation approach or a combination of approaches such as comparative sales, cost or the income approach. A significant unobservable input in the income approach is the estimated income capitalization rate for a given piece of collateral. At March 31, 2020, the range of capitalization rates utilized to determine the fair value of the underlying collateral ranged from 5% to 13%. Adjustments to appraisals may be made by the appraiser to reflect local market conditions or other economic factors and may result in changes in the fair value of a given asset over time. As such, the fair value of impaired loans, other real estate owned and bank property held for sale are considered a Level 3 in the fair value hierarchy.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

Assets and liabilities measured at fair value on a recurring basis are summarized below.

		Fair value measurements using
		Quoted prices	Significant
		in active	other	Significant
		markets for	observable	unobservable
	Carrying	identical assets	inputs	inputs
	value	(Level 1)	(Level 2)	(Level 3)
at March 31,2020
Assets:
Trading securities	$8,432	$—	$8,432	$—
Available for sale debt securities
Corporate debt securities	5,757	—	5,757	—
Obligations of U.S. government sponsored entities and agencies	147,959	—	147,959	—
Mortgage-backed securities	1,787,846	—	1,787,846	—
U.S. treasuries	99,997	—	99,997	—
Municipal securities	96,883	—	96,883	—
Loans held for sale	188,316	—	188,316	—
Mortgage servicing assets	1,038	—	1,038	—
Mortgage banking derivatives	6,436	—	57	6,379
Interest rate swap derivatives	831,891	—	831,891	—

Liabilities:
Mortgage banking derivatives	6,126	—	6,032	94
Interest rate swap derivatives	842,451	—	842,451	—

at December 31,2019
Assets:
Trading securities	$4,987	$—	$4,987	$—
Available for sale debt securities
Corporate debt securities	5,657	—	5,657	—
Obligations of U.S. government sponsored entities and agencies	19,930	—	19,930	—
Mortgage-backed securities	1,767,242	—	1,767,242	—
Municipal securities	93,895	—	93,895	—
Loans held for sale	142,801	—	142,801	—
Mortgage servicing assets	1,332	—	1,332	—
Mortgage banking derivatives	1,761	—	14	1,747
Interest rate swap derivatives	273,068	—	273,068	—

Liabilities:
Mortgage banking derivatives	305	—	288	17
Interest rate swap derivatives	275,033	—	275,033	—

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

Assets and liabilities measured at fair value on a non-recurring basis are summarized below.

		Fair value measurements using
		Quoted prices	Significant
		in active	other	Significant
		markets for	observable	unobservable
	Carrying	identical assets	inputs	inputs
	value	(Level 1)	(Level 2)	(Level 3)
at March 31,2020
Assets:
Impaired loans, non-PCD
Residential real estate	$1,916	$—	$—	$1,916
Commercial real estate	12,748	—	—	12,748
Land, land development and construction	725	—	—	725
Commercial	4,944	—	—	4,944
Consumer	47	—	—	47
Impaired loans, PCD
Commercial real estate	9,694	—	—	9,694
Commercial	766	—	—	766
Other real estate owned
Residential real estate	363	—	—	363
Commercial real estate	2,129	—	—	2,129
Land, land development and construction	289	—	—	289
Bank property held for sale	2,834	—	—	2,834

at December 31,2019
Assets:
Impaired loans
Residential real estate	$2,213	$—	$—	$2,213
Commercial real estate	8,177	—	—	8,177
Land, land development and construction	847	—	—	847
Commercial	5,564	—	—	5,564
Consumer	47	—	—	47
Other real estate owned
Residential real estate	—	—	—	—
Commercial real estate	2,129	—	—	2,129
Land, land development and construction	340	—	—	340
Bank property held for sale	4,160	—	—	4,160

Non-PCD impaired loans measured at fair value had a recorded investment of $22,169, with a valuation allowance of $1,789 at March 31, 2020, and a recorded investment of $18,556, with a valuation allowance of $1,708 at December 31, 2019. The Company recorded a provision for credit loss expense of $911 and $1,124 on non-PCD impaired loans carried at fair value during the three-month periods ending March 31, 2020 and 2019, respectively. Beginning in 2020, the Company began accounting for PCD loans under ASC Topic 326 and as a result several loans previously evaluated on a pool level basis were individually evaluated for impairment during the current period. PCD impaired loans measured at fair value had a recorded investment of $22,776, with a valuation allowance of $12,316 at March 31, 2020. The Company recorded a provision for credit loss expense of $2,870 on PCD impaired loans carried at fair value during the three-month periods ending March 31, 2020.

Other real estate owned had a decline in fair value of $95 and $108 during the three-month periods ending March 31, 2020 and 2019, respectively. Changes in fair value were recorded directly to current earnings through non-interest expense.

Bank property held for sale represents certain branch office buildings which the Company has closed and consolidated with other existing branches. The real estate was transferred out of the Bank Premises and Equipment category into Bank Property Held for Sale at the lower of amortized cost or fair value less estimated costs to sell. The fair values were based upon appraisals. The Company recognized an impairment charge of $31 and $107 during the three-month periods ending March 31, 2020 and 2019, respectively, related to bank properties held for sale.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

Fair Value of Financial Instruments:

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Cash and Cash Equivalents: The carrying amounts of cash and cash equivalents approximate fair values and are classified as Level 1.

FHLB, FRB and Other Stock: It is not practical to determine the fair value of FHLB, FRB and other stock due to restrictions placed on their transferability.

Investment securities held to maturity: The fair values of securities held to maturity are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Loans, net: For performing loans, the fair value is determined based on a discounted cash flow analysis (income approach). The discounted cash flow was based on contractual maturity of the loan and market indications of rates, prepayment speeds, defaults and credit risk resulting in Level 3 classification. For non-performing loans, the fair value is determined based on the estimated values of the underlying collateral or individual analysis of receipts (asset approach) resulting in Level 3 classification. Tables below present additional information on assumptions ranges and methods used for the Level 3 fair value measurements for loans.

Quantitative information about Level 3 fair value measurements
	Fair value	Valuation	Unobservable	Range
	at March 31, 2020	technique	inputs	(weighted average rate)
Loan, net	$12,008,094	Discounted cash flow	Probability of default (PD)	0.51% - 100.00% (1.43%)
			Loss given default (LGD)	0% - 100.00% (17.95%)
			Prepayment rate	0.00% - 34.47% (20.76%)
			Discount rate	3.03% - 8.28% (4.5%)

Quantitative information about Level 3 fair value measurements
	Fair value	Valuation	Unobservable	Range
	at December 31, 2019	technique	inputs	(average) (1)
Loan, net	$11,925,693	Discounted cash flow	Probability of default (PD)	1.04% - 2.79% (1.83%)
			Loss given default (LGD)	6.44% - 46.26% (22.02%)
			Prepayment rate	10.00% - 34.47% (19.19%)
			Discount rate	1.48% - 2.39% (1.62%)

(1)	Average rates are median rates.

Accrued Interest Receivable: The carrying amount of accrued interest receivable approximates fair value and is classified as Level 2 for accrued interest receivable related to investment securities and Level 3 for accrued interest receivable related to loans.

Deposits: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, savings, and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Short-term Borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings, generally maturing within ninety days, approximate their fair values resulting in a Level 2 classification.

Corporate and Subordinated Debentures: The fair values of the Company’s corporate and subordinated debentures are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 3 classification.

Accrued Interest Payable: The carrying amount of accrued interest payable approximates fair value resulting in a Level 2 classification.

Off-balance Sheet Instruments: The fair value of off-balance-sheet items is not considered material.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The following table presents the carry amounts and estimated fair values of the Company’s financial instruments:

		Fair value measurements
	Carrying amount	Level 1	Level 2	Level 3	Total
at March 31,2020
Financial assets:
Cash and cash equivalents	$1,146,691	$1,146,691	$—	$—	$1,146,691
Trading securities	8,432	—	8,432	—	8,432
Available for sale debt securities	2,138,442	—	2,138,442	—	2,138,442
Held to maturity debt securities	195,948	—	205,458	—	205,458
Loans held for sale, at fair value	188,316	—	188,316	—	188,316
Loans, net	11,868,498	—	—	12,008,094	12,008,094
Mortgage servicing assets	1,038	—	1,038	—	1,038
Mortgage banking derivatives	6,436	—	57	6,379	6,436
Interest rate swap derivatives	831,891	—	831,891	—	831,891
Accrued interest receivable	43,382	—	7,594	35,788	43,382

Financial liabilities:
Deposits - without stated maturities	$11,228,116	$11,228,116	$—	$—	$11,228,116
Deposits - with stated maturities	2,893,383	—	2,918,615	—	2,918,615
Securities sold under agreement to repurchase	81,736	—	81,736	—	81,736
Federal funds purchased and other borrowings	466,433	—	466,433	—	466,433
Corporate and subordinated debentures	71,356	—	—	66,669	66,669
Mortgage banking derivatives	6,126	—	6,032	94	6,126
Interest rate swap derivatives	842,451	—	842,451	—	842,451
Accrued interest payable	4,334	—	4,334	—	4,334

		Fair value measurements
	Carrying amount	Level 1	Level 2	Level 3	Total
at December 31,2019
Financial assets:
Cash and cash equivalents	$490,058	$490,058	$—	$—	$490,058
Trading securities	4,987	—	4,987	—	4,987
Available for sale debt securities	1,886,724	—	1,886,724	—	1,886,724
Held to maturity debt securities	202,903	—	208,852	—	208,852
Loans held for sale, at fair value	142,801	—	142,801	—	142,801
Loans, net	11,943,288	—	—	11,925,693	11,925,693
Mortgage servicing assets	1,332	—	1,332	—	1,332
Mortgage banking derivatives	1,761	—	14	1,747	1,761
Interest rate swap derivatives	273,068	—	273,068	—	273,068
Accrued interest receivable	40,945	—	7,547	33,398	40,945

Financial liabilities:
Deposits - without stated maturities	$10,879,837	$10,879,837	$—	$—	$10,879,837
Deposits - with stated maturities	2,256,555	—	2,271,497	—	2,271,497
Securities sold under agreement to repurchase	93,141	—	93,141	—	93,141
Federal funds purchased and other borrowings	540,193	—	540,193	—	540,193
Corporate and subordinated debentures	71,343	—	—	66,964	66,964
Mortgage banking derivatives	305	—	288	17	305
Interest rate swap derivatives	275,033	—	275,033	—	275,033
Accrued interest payable	3,998	—	3,998	—	3,998

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

NOTE 4: Reportable segments

The Company’s reportable segments represent the distinct product lines the Company offers and are viewed separately for strategic planning purposes by management. The table below is a reconciliation of the reportable segment revenues, expenses, and profit to the Company’s consolidated total for the three-month periods ending March 31, 2020 and 2019.

	Three-month period ending March 31, 2020
		Correspondent	Corporate
	Commercial	banking and	overhead
	and retail	capital markets	and	Elimination
	banking	division	administration	entries	Total
Interest income	$173,702	$3,057	$—	$—	$176,759
Interest expense	(20,434)	(1,664)	(1,308)	—	(23,406)
Net interest income (expense)	153,268	1,393	(1,308)	—	153,353
Provision for credit losses	(45,156)	242	—	—	(44,914)
Non-interest income	27,981	27,809	—	—	55,790
Non-interest expense	(108,373)	(12,503)	(1,896)	—	(122,772)
Net income (loss) before taxes	27,720	16,941	(3,204)	—	41,457
Income tax (provision) benefit	(3,487)	(4,241)	1,703	—	(6,025)
Net income (loss)	24,233	12,700	(1,501)	—	35,432
Total assets	$17,954,442	$641,599	$3,005,931	$(3,005,680)	$18,596,292

	Three-month period ending March 31, 2019
		Correspondent	Corporate
	Commercial	banking and	overhead
	and retail	capital markets	and	Elimination
	banking	division	administration	entries	Total
Interest income	$127,832	$4,450	$—	$—	$132,282
Interest expense	(14,851)	(2,549)	(707)	—	(18,107)
Net interest income (expense)	112,981	1,901	(707)	—	114,175
Provision for credit losses	(1,015)	(38)	—	—	(1,053)
Non-interest income	20,300	9,000	—	—	29,300
Non-interest expense	(77,581)	(5,713)	(1,179)	—	(84,473)
Net income (loss) before taxes	54,685	5,150	(1,886)	—	57,949
Income tax (provision) benefit	(12,690)	(1,305)	689	—	(13,306)
Net income (loss)	$41,995	$3,845	$(1,197)	$—	$44,643
Total assets	$11,939,930	$647,046	$2,073,703	$(2,073,042)	$12,587,637

Commercial and retail banking: The Company’s primary business is commercial and retail banking. Currently, the Company operates primarily through the Bank providing traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states. This segment also includes the results of CBI, our transaction-based finance company that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and Canada.

Correspondent banking and capital markets division: Operating as a division of our subsidiary bank, its primary revenue generating activities are related to the capital markets division which includes commissions earned on fixed income security sales, fees from hedging services, loan brokerage fees and consulting fees for services related to these activities. Income generated related to the correspondent banking services includes spread income earned on correspondent bank deposits (i.e. federal funds purchased) and fees generated from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related services. The fees derived from the correspondent banking services are less volatile than those generated through the capital markets group. The customer base includes small to medium size financial institutions primarily located in Southeastern United States.

Corporate overhead and administration: Corporate overhead and administration is comprised primarily of compensation and benefits for certain members of management, interest on parent company debt, office occupancy and depreciation of parent company facilities, merger related costs and other expenses.

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

NOTE 5: Investment securities

Available for Sale Debt Securities

All of the mortgage-backed securities (“MBS”) listed below are residential Fannie Mae, Freddie Mac and Ginnie Mae MBSs. The amortized cost, fair value and allowance for credit losses of available for sale debt securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

	March 31, 2020
		Gross	Gross	Allowance
	Amortized	unrealized	unrealized	for credit	Fair
	cost	gains	losses	losses	value
Corporate debt securities	$5,504	$253	$—	$—	$5,757
Obligations of U.S. government sponsored entities and agencies	147,339	620	—	—	147,959
Mortgage-backed securities	1,711,738	76,108	—	—	1,787,846
U.S. treasuries	100,001	—	4	—	99,997
Municipal securities	90,162	6,721	—	—	96,883
Total available for sale debt securities	$2,054,744	$83,702	$4	$—	$2,138,442

	December 31, 2019
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Corporate debt securities	$5,504	$153	$—	$5,657
Obligations of U.S. government sponsored entities and agencies	20,000	—	70	19,930
Mortgage-backed securities	1,742,221	26,403	1,382	1,767,242
Municipal securities	88,301	5,594	—	93,895
Total available for sale debt securities	$1,856,026	$32,150	$1,452	$1,886,724

The cost of securities sold is determined using the specific identification method. No available for sale debt securities were sold during the three-month ended March 31, 2020. Sales of available for sale debt securities for the three-month ended March 31, 2019 were as follows:

For the three months ended:	March 31, 2020	March 31, 2019
Proceeds	$—	$66,486
Gross gains	—	646
Gross losses	—	629

The tax provision related to these net realized gain at March 31, 2019 was $4.

The fair value of available for sale debt securities at March 31, 2020 by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	Fair	Amortized
Investment securities available for sale:	Value	Cost
Due one year or less	$102,204	$102,191
Due after one year through five years	131,668	131,295
Due after five years through ten years	45,763	44,017
Due after ten years through thirty years	70,961	65,503
Mortgage-backed securities	1,787,846	1,711,738
Total available for sale debt securities	$2,138,442	$2,054,744

Available for sale debt securities pledged at March 31, 2020 and December 31, 2019 had a carrying amount (estimated fair value) of $1,403,169 and $1,195,664, respectively. These securities were pledged primarily to increase borrowing capacity at the FHLB, secure public deposits and repurchase agreements. In addition, the amounts at March 31, 2020 and December 31, 2019 include $605,100 and $361,127 of securities pledged to the third party dealers and clearinghouse exchanges for the Company’s cash flow hedge interest rate swaps, respectively.

At March 31, 2020 and December 31, 2019, there were no holdings of securities of any one issuer, other than mortgage-backed securities issued by U.S. Government sponsored entities, in an amount greater than 10% of stockholders’ equity.

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

The following tables show the Company’s available for sale debt investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at March 31, 2020 and December 31, 2019.

	March 31, 2020
	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	losses	value	losses	value	losses
Mortgage-backed securities	$100	$—	$—	$—	$100	$—
U.S. treasuries	99,997	4	—	—	99,997	4
Total temporarily impaired available for sale debt securities	$100,097	$4	$—	$—	$100,097	$4

	December 31, 2019
	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Obligations of U.S. government sponsored entities and agencies	$19,930	$70	$—	$—	$19,930	$70
Mortgage-backed securities	125,249	388	117,903	994	243,152	1,382
Total temporarily impaired available for sale debt securities	$145,179	$458	$117,903	$994	$263,082	$1,452

Mortgage-backed securities: At March 31, 2020, 100% of the mortgage-backed securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae, Freddie Mac, and Ginnie Mae, institutions which the government has affirmed its commitment to support. As of March 31, 2020, none of our mortgage-backed securities were in a loss position.

U.S. treasuries: U.S. treasuries have almost no credit risk since they are backed by the full faith and credit of the U.S. government. Because the decline in fair value is attributable to changes in interest rates and inflation, and not credit quality, and because the Company does not have the intent to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at March 31, 2020.

Held to Maturity Debt Securities

Mortgage-Backed Securities: Most of the held to maturity securities investment portfolio is invested in U.S. Government Agency MBS. Given that the principal and interest payments on these securities are guaranteed by a U.S. Government Agency, there is minimal risk. Default from mortgage-backed securities would be present in macroeconomic events such as a recession which would result in insufficient cash flow to the servicer to continue regular payments.

Municipal Securities: Defaults on municipal bonds are not common, but they are not without risk. Risks stem from the potential for financial mismanagement of the municipal entity or a significant deterioration in the tax or revenue base of the municipal entity.

The following reflects the amortized cost, fair value and allowance for credit losses and the related gross unrecognized gains and losses of held to maturity securities as of March 31, 2020 and December 31, 2019.

	March 31, 2020
		Gross	Gross		Allowance
	Amortized	unrecognized	unrecognized	Fair	for credit
	cost	gains	losses	value	losses
Mortgage-backed securities	$67,841	$2,317	$—	$70,158	$—
Municipal securities	128,117	7,183	—	135,300	(10)
Total held to maturity debt securities	$195,958	$9,500	$—	$205,458	$(10)

	December 31, 2019
		Gross	Gross
	Amortized	unrecognized	unrecognized	Fair
	cost	gains	losses	value
Mortgage-backed securities	$71,560	$456	$29	$71,987
Municipal securities	131,343	5,522	—	136,865
Total held to maturity debt securities	$202,903	$5,978	$29	$208,852

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

Held to maturity securities pledged at March 31, 2020 and December 31, 2019 had a carrying amount of $130,281 and $100,582 respectively. These securities were pledged primarily to secure public deposits and repurchase agreements.

At March 31, 2020, there were no holdings of held to maturity securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

The fair value and amortized cost of held to maturity securities at March 31, 2020 by contractual maturity were as follows. Mortgage-backed securities are not due at a single maturity date and are shown separately.

	Fair	Amortized
Held to maturity debt securities	value	cost
Due after five years through ten years	$2,193	$2,138
Due after ten years through thirty years	133,107	125,979
Mortgage-backed securities	70,158	67,841
Total held to maturity debt securities	$205,458	$195,958

As of March 31, 2020, there were no held to maturity debt securities in an unrecognized loss position. The following table shows the Company’s held to maturity debt investments’ gross unrecognized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrecognized loss position, at December 31, 2019.

	December 31, 2019
	Less than 12 months		12 months or more		Total
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
	Value	Losses	Value	Losses	Value	Losses
Mortgage-backed securities	$—	$—	$8,445	$29	$8,445	$29
Total temporarily impaired held to maturity debt securities	$—	$—	$8,445	$29	$8,445	$29

The following table shows a roll-forward for the three-month ended March 31, 2020 for the of the allowance for credit losses on held to maturity debt investments:

Municipal
Held to maturity debt securities	securities
Allowance for credit losses:
Beginning balance, January 1, 2020	$—
Impact of adopting ASC 326	10
Provision for credit loss expense	—
Allowance on purchased financial assets with credit deterioration	—
Securities charged off	—
Recoveries	—
Total ending allowance balance	$10

The Company adopted CECL effective January 1, 2020 and recorded allowance for credit losses of $10 for held to maturity debt securities. The Company did not record any provision for credit loss on held to maturity debt securities for the three-month ended March 31, 2020.

Credit Quality Indicators:

Pursuant to ASC 326, the Company must also determine if the decline in fair value of investment securities, relative to its amortized cost, is due to credit-related factors. With respect to U.S. Government agency securities, the Bank has determined that a decline in fair value is not due to credit-related factors. In addition, no held to maturity debt securities were past due or on non-accrual as of March 31, 2020. The Company monitors the credit quality of debt securities held to maturity through the use of credit rating and other factors specific to an individual security in assessing whether or not the decline in fair value of municipal and corporate securities, relative to their amortized cost, is due to credit-related factors. The Company uses the following triggers to prompt further investigation of securities when the fair value is less than amortized costs: the security has been downgraded and fallen below an A credit rating, and the security’s unrealized loss exceeds 20% of its book value. The Company monitors credit ratings quarterly and annually performs an internal credit review of its municipal securities.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The following table summarizes the amortized costs of held to maturity debt securities at March 31, 2020, aggregated by credit quality indicator:

	Mortgage-backed	Municipal
	securities	securities
At March 31, 2020
AAA/AA/A	$—	$126,737
Not rated (1)	67,841	1,380
Total	$67,841	$128,117

(1)	All unrated mortgage-backed securities are FNMA and GNMA. The federal backing of these securities result in negligible credit risk.

NOTE 6: Loans Held for Sale

The Company accounts for loans held for sale under the fair value option with changes in fair value recognized in current period earnings. At the date of funding of the loan, the funded amount of the loan, the relative derivative asset or liability of the associated interest rate lock commitment, less direct costs, becomes the initial recorded investment in the loan held for sale. Such amount approximates the fair value of the loan. Net gains from changes in estimated fair value of mortgage loans held for sale were $2,354 and $4 for the three-month periods ending March 31, 2020 and 2019, respectively. The total unpaid principal balance of loans held for sale was $185,962 and $141,627 at March 31, 2020 and December 31, 2019, respectively. No loans held for sale at March 31, 2020 or at December 31, 2019 were past due or on nonaccrual.

The table below summarizes the activity in mortgage loans held for sale during the three-month period ending March 31, 2020 and 2019.

	Three-month periods ended
	March 31, 2020	March 31, 2019
Beginning balance	$142,801	$40,399
Loans originated	423,622	134,752
Proceeds from sales	(391,242)	(129,657)
Net change in fair value	2,354	4
Net realized gain on sales	10,781	3,976
Ending balance	$188,316	$49,474

As loans are closed, they are typically sold at prices specified in the forward contracts. Gains or losses may arise if the yields of the loans delivered vary from those specified in the forward contracts. Derivative mortgage loan commitments, or interest rate locks, are also utilized and relate to the origination of a mortgage that will be held for sale upon funding. The Company uses these derivative financial instruments on its loans held for sale to manage interest rate risk and not for speculative purposes. The table below summarizes the main components of Mortgage Banking Revenue during the three-month period ending March 31, 2020 and 2019. The Mortgage Banking Revenue amounts are reported in the Company’s Condensed Consolidated Statements of Income and Comprehensive Income.

	Three-month periods ended
	March 31, 2020	March 31, 2019
Servicing fees and commissions	$83	$93
Gain on sale of loans held for sale	10,781	3,976
Unrealized gain on loans held for sale	2,354	4
(Loss) gain on mortgage derivatives	(1,147)	557
Loss on mortgage hedge	(1,098)	(404)
Loss on mortgage servicing assets	—	(33)
Mortgage banking revenue	$10,973	$4,193

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The table below summarizes the notional amounts for interest rate lock commitments, best efforts forward trades and MBS forward trades pertaining to loans held for sale at March 31, 2020 and 2019.

	Notional at
	March 31, 2020	March 31, 2019
Interest rate lock commitments	$389,387	$85,802
Best efforts forward trades	152,788	92,115
MBS forward trades	345,500	57,000
Total derivative instruments	$887,675	$234,917

Mortgage banking derivatives used in the ordinary course of business consist of forward sales contracts and interest rate lock commitments on residential mortgage loans. Forward sales contracts represent future commitments to deliver loans at a specified price and by a specified date and are used to manage interest rate risk on loan commitments and mortgage loans held for sale. Rate lock commitments represent commitments to fund loans at a specific rate and by a specified expiration date. These derivatives involve underlying items, such as interest rates, and are designed to mitigate risk. Notional amounts are amounts on which calculations and payments are based, but which do not represent credit exposure, as credit exposure is limited to the amounts required to be received or paid.

NOTE 7: Loans

The following table sets forth information concerning the loan portfolio by collateral types as of the dates indicated.

	March 31, 2020	December 31, 2019
Loans excluding PCD loans
Real estate loans
Residential	$2,537,240	$2,512,544
Commercial	6,391,975	6,325,108
Land, development and construction	929,014	999,923
Total real estate	9,858,229	9,837,575
Commercial, industrial & factored receivables	1,778,526	1,759,074
Consumer and other loans	235,200	247,307
Loans before unearned fees and deferred cost	11,871,955	11,843,956
Net unearned fees and costs	4,954	4,519
Total loans excluding PCD loans	11,876,909	11,848,475
PCD loans (note 1)
Real estate loans
Residential	42,779	45,795
Commercial	92,281	81,576
Land, development and construction	5,447	4,655
Total real estate	140,507	132,026
Commercial and industrial	9,756	3,342
Consumer and other loans	59	100
Total PCD loans	150,322	135,468
Total loans	12,027,231	11,983,943
Allowance for credit losses for loans that are not PCD loans	(140,803)	(40,429)
Allowance for credit losses for PCD loans	(17,930)	(226)
Total loans, net of allowance for credit losses	$11,868,498	$11,943,288

note 1:	Purchased credit deteriorated (“PCD”) loans are being accounted for pursuant to ASC Topic 326 effective January 1, 2020.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The table below set forth the activity in the allowance for credit losses for the periods presented.

	Allowance for credit losses for loans that are not PCD loans	Allowance for credit losses on PCD loans	Total
Three-month ended March 31, 2020
Balance at beginning of period, prior to adoption of ASC 326	$40,429	$226	$40,655
Impact of adopting ASC 326	57,604	17,004	74,608
Loans charged-off	(2,350)	(1,257)	(3,607)
Recoveries of loans previously charged-off	1,201	962	2,163
Net charge-offs	(1,149)	(295)	(1,444)
Provision for credit losses	43,919	995	44,914
Balance at end of period	$140,803	$17,930	$158,733

Three-month ended March 31, 2019
Balance at beginning of period	$39,579	$191	$39,770
Loans charged-off	(1,447)	—	(1,447)
Recoveries of loans previously charged-off	676	—	676
Net charge-offs	(771)	—	(771)
Provision for credit losses	1,053	—	1,053
Balance at end of period	$39,861	$191	$40,052

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The following tables present the activity in the allowance for credit losses by portfolio segment for the periods presented.

	Real Estate Loans			Comm.,
	Residential	Commercial	Land, develop., constr.	industrial & factored receivables	Consumer & other	Total
Allowance for credit losses for loans that are not PCD loans:
Three-month ended March 31, 2020
Beginning balance, prior to adoption of ASC 326	$4,257	$18,552	$2,319	$11,282	$4,019	$40,429
Impact of adopting ASC 326	11,412	35,596	6,932	2,995	669	57,604
Charge-offs	(294)	—	(24)	(1,117)	(915)	(2,350)
Recoveries	181	305	25	556	134	1,201
Provision for credit losses	4,675	37,073	4,929	(2,727)	(31)	43,919
Balance at end of period	$20,231	$91,526	$14,181	$10,989	$3,876	$140,803

Three-month ended March 31, 2019
Beginning of the period	$5,518	$22,978	$1,781	$6,414	$2,888	$39,579
Charge-offs	(201)	—	(31)	(664)	(551)	(1,447)
Recoveries	142	152	83	155	144	676
Provision for loan losses	(11)	(883)	387	1,025	535	1,053
Balance at end of period	$5,448	$22,247	$2,220	$6,930	$3,016	$39,861

	Real Estate Loans			Comm.,
	Residential	Commercial	Land, develop., constr.	industrial & factored receivables	Consumer & other	Total
Allowance for credit losses for loans that are PCD loans:
Three-month ended March 31, 2020
Beginning balance, prior to adoption of ASC 326	$—	$—	$177	$—	$49	$226
Impact of adopting ASC 326	3,021	11,966	79	1,924	14	17,004
Charge-offs	(156)	(1,021)	—	(80)	—	(1,257)
Recoveries	141	244	293	283	1	962
Provision for credit losses	(154)	914	(291)	533	(7)	995
Balance at end of period	$2,852	$12,103	$258	$2,660	$57	$17,930

Three-month ended March 31, 2019
Beginning of the period	$—	$—	$177	$—	$14	$191
Charge-offs	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Provision for loan losses	—	—	—	—	—	—
Balance at end of period	$—	$—	$177	$—	$14	$191

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

The following tables present the balance in the allowance for credit losses and the recorded investment in loans by portfolio segment and based on impairment method as of March 31, 2020 and December 31, 2019. Upon adoption of ASC Topic 326 effective January 1, 2020, the Company began to evaluate PCD loans that met the criteria for individual impairment analysis on a loan level basis. Previously, the Company accounted for PCD (formerly PCI) loans on a pool level basis pursuant to ASC 310-30 and were therefore collectively evaluated for period end December 31, 2019. Accrued interest receivable and unearned loan fees and costs are not included in the recorded investment because they are not material.

	Real Estate Loans			Comm.,
	Residential	Commercial	Land, develop., constr.	industrial & factored receivables	Consumer & other	Total
As of March 31, 2020
Allowance for credit losses:
Ending allowance balance attributable to:
Non-PCD loans
Individually evaluated for impairment	$322	$280	$4	$1,314	$—	$1,920
Collectively evaluated for impairment	19,909	91,246	14,177	9,675	3,876	138,883
Total ending allowance balance, non-PCD	$20,231	$91,526	$14,181	$10,989	$3,876	$140,803
PCD loans
Individually evaluated for impairment	$—	$9,917	$—	$2,398	$—	$12,315
Collectively evaluated for impairment	2,852	2,186	258	262	57	5,615
Total ending allowance balance, PCD	$2,852	$12,103	$258	$2,660	$57	$17,930
Total ending allowance balance	$23,083	$103,629	$14,439	$13,649	$3,933	$158,733

Loans:
Non-PCD loans
Individually evaluated for impairment	$4,659	$18,145	$781	$7,276	$134	$30,995
Collectively evaluated for impairment	2,532,581	6,373,830	928,233	1,771,250	235,066	11,840,960
Total non-PCD loans	$2,537,240	$6,391,975	$929,014	$1,778,526	$235,200	$11,871,955
PCD loans
Individually evaluated for impairment	$—	$19,611	$—	$3,165	$—	$22,776
Collectively evaluated for impairment	42,779	72,670	5,447	6,591	59	127,546
Total PCD loans	$42,779	$92,281	$5,447	$9,756	$59	$150,322
Total ending loan balances	$2,580,019	$6,484,256	$934,461	$1,788,282	$235,259	$12,022,277

	Real Estate Loans			Comm.,
	Residential	Commercial	Land, develop., constr.	industrial & factored receivables	Consumer & other	Total
As of December 31, 2019
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$588	$375	$—	$914	$1	$1,878
Collectively evaluated for impairment	3,669	18,177	2,319	10,368	4,018	38,551
Purchased credit impaired	—	—	177	—	49	226
Total ending allowance balance	$4,257	$18,552	$2,496	$11,282	$4,068	$40,655

Loans:
Individually evaluated for impairment	$6,475	$11,445	$865	$7,232	$123	$26,140
Collectively evaluated for impairment	2,506,069	6,313,663	999,058	1,751,842	247,184	11,817,816
Purchased credit impaired	45,795	81,576	4,655	3,342	100	135,468
Total ending loan balances	$2,558,339	$6,406,684	$1,004,578	$1,762,416	$247,407	$11,979,424

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

The table below summarizes impaired loan data for the periods presented.

	March 31, 2020	December 31, 2019
Performing TDRs (these are not included in nonperforming loans ("NPLs"))	$7,215	$8,012
Nonperforming TDRs (these are included in NPLs)	4,648	4,512
Total TDRs (these are included in impaired loans)	11,863	12,524
Impaired loans that are not TDRs	19,132	13,616
Total impaired loans, excluding PCD loans	$30,995	$26,140
Impaired PCD loans	22,776	—
Total impaired loans	$53,771	$26,140

Troubled Debt Restructurings:

In certain situations, it is common to restructure or modify the terms of troubled loans (i.e. troubled debt restructure or “TDRs”). In those circumstances, it may be beneficial to restructure the terms of a loan and work with the borrower for the benefit of both parties, versus forcing the property into foreclosure and having to dispose of it in a distressed sale. When the terms of a loan have been modified, usually the monthly payment and/or interest rate is reduced for generally twelve to twenty-four months. The Company has not forgiven any material principal amounts on any loan modifications to date.

TDRs as of March 31, 2020 and December 31, 2019 quantified by loan type classified separately as accrual (performing loans) and non-accrual (non-performing loans) are presented in the tables below.

	Accruing	Non-accrual	Total
As of March 31, 2020
Real estate loans:
Residential	$4,660	$813	$5,473
Commercial	1,290	—	1,290
Land, development, construction	46	470	516
Total real estate loans	5,996	1,283	7,279
Commercial and industrial	1,085	3,365	4,450
Consumer and other	134	—	134
Total TDRs	$7,215	$4,648	$11,863

	Accruing	Non-Accrual	Total
As of December 31, 2019
Real estate loans:
Residential	$4,862	$1,147	$6,009
Commercial	1,706	—	1,706
Land, development, construction	175	—	175
Total real estate loans	6,743	1,147	7,890
Commercial and industrial	1,146	3,365	4,511
Consumer and other	123	—	123
Total TDRs	$8,012	$4,512	$12,524

The Company’s policy is to return non-accrual TDR loans to accrual status when all the principal and interest amounts contractually due, pursuant to its modified terms, are brought current and future payments are reasonably assured. Our policy also considers the payment history of the borrower, but is not dependent upon a specific number of payments. The Company recorded a provision for credit loss expense of $22 and partial charge offs of $21 on the TDR loans described above during the three-month period ending March 31, 2020. The Company recorded a provision for credit loss expense of $31 and partial charge-offs of $8 on TDR loans during the three-month period ending March 31, 2019.

Loans are modified to minimize credit losses when we believe the modification will improve the borrower’s financial condition and ability to repay the loan. We typically do not forgive principal. We generally either reduce interest rates or decrease monthly payments for a temporary period of time and those reductions of cash flows are capitalized into the loan balance. We may also extend maturities, convert balloon loans to longer-term amortizing loans, or vice versa, or change interest rates between variable and fixed rate. Each borrower and situation is unique and we try to accommodate the borrower and minimize the Company’s potential losses. Approximately 61% of our TDRs are current pursuant to their modified terms, and $4,648, or approximately 39% of our total TDRs are not performing pursuant to their modified terms. There does not appear to be any significant difference in success rates with one type of concession versus another.

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

Loans modified as TDRs during the three-month period ending March 31, 2020 were $482. Loans modified as TDRs during the three-month period ending March 31, 2019 were $713. The Company recorded $14 of credit loss provision for loans modified during the three-month period ending March 31, 2020. No credit loss provision was recorded during the three-month period ending March 31, 2019.

The following table presents loans by class modified and for which there was a payment default within twelve months following the modification during the periods ending March 31, 2020 and 2019.

	Period ending		Period ending
	March 31, 2020		March 31, 2019
	Number	Recorded	Number	Recorded
	of loans	investment	of loans	investment
Residential	1	$169	—	$—
Commercial real estate	1	267	—	—
Land, development, construction	—	—	—	—
Commercial and industrial	1	61	1	122
Consumer and other	—	—	—	—
Total	3	$497	1	$122

The Company recorded $1 provision for credit loss expense related to TDRs and $1 partial charge offs on TDR loans subsequently defaulted during the for three-month period ending March 31, 2020. The Company recorded no provision for loan loss expense of and no partial charge offs on TDR loans that subsequently defaulted as described above during the three-month period ending March 31, 2019.

The following tables present non-PCD loans individually evaluated for impairment by class of loans as March 31, 2020 and December 31, 2019. The recorded investment is less than the unpaid principal balance due to partial charge-offs.

	Unpaid principal balance	Recorded investment	Allowance for credit losses allocated
As of March 31, 2020
With no related allowance recorded:
Residential real estate	$2,822	$2,669	$—
Commercial real estate	16,470	15,003	—
Land, development, construction	755	725	—
Commercial and industrial	3,737	3,424	—
Consumer, other	110	109	—

With an allowance recorded:
Residential real estate	2,126	1,990	322
Commercial real estate	3,175	3,142	280
Land, development, construction	56	56	4
Commercial and industrial	3,922	3,852	1,314
Consumer, other	30	25	—
Total	$33,203	$30,995	$1,920

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

	Unpaid principal balance	Recorded investment	Allowance for loan losses allocated
As of December 31, 2019
With no related allowance recorded:
Residential real estate	$2,894	$2,744	$—
Commercial real estate	11,031	10,015	—
Land, development, construction	886	865	—
Commercial and industrial	5,522	4,820	—
Consumer, other	99	98	—

With an allowance recorded:
Residential real estate	3,920	3,731	588
Commercial real estate	1,438	1,430	375
Land, development, construction	—	—	—
Commercial and industrial	2,486	2,412	914
Consumer, other	31	25	1
Total	$28,307	$26,140	$1,878

	Average of impaired loans	Interest income recognized during impairment	Cash basis interest income recognized
Three-month ended March 31, 2020
Real estate loans:
Residential	$5,567	$37	$—
Commercial	14,795	31	—
Land, development, construction	823	2	—
Total real estate loans	21,185	70	—

Commercial and industrial	7,254	18	—
Consumer and other loans	129	2	—
Total	$28,568	$90	$—

	Average of impaired loans	Interest income recognized during impairment	Cash basis interest income recognized
Three-month ended March 31, 2019
Real estate loans:
Residential	$5,945	$62	$—
Commercial	7,787	25	—
Land, development, construction	117	1	—
Total real estate loans	13,849	88	—

Commercial and industrial	2,600	12	—
Consumer and other loans	140	2	—
Total	$16,589	$102	$—

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The following tables present PCD loans, accounted for pursuant to ASC Topic 326, individually evaluated for impairment by class of loans as of March 31, 2020. The recorded investment is less than the unpaid principal balance due to partial charge-offs and non-credit discounts. In addition, the interest income recognized during impairment excludes interest accretion recognized during the current reporting period.

	Unpaid principal balance	Recorded investment	Allowance for credit losses allocated
As of March 31, 2020, PCD loans
With no related allowance recorded:
Residential real estate	$—	$—	$—
Commercial real estate	—	—	—
Land, development, construction	—	—	—
Commercial and industrial	—	—	—
Consumer, other	—	—	—

With an allowance recorded:
Residential real estate	—	—	—
Commercial real estate	35,999	19,611	9,917
Land, development, construction	—	—	—
Commercial and industrial	4,745	3,165	2,398
Consumer, other	—	—	—
Total	$40,744	$22,776	$12,315

	Average of impaired loans	Interest income recognized during impairment	Cash basis interest income recognized
Three-month ended March 31, 2020, PCD loans
Real estate loans:
Residential	$—	$—	$—
Commercial	20,128	125	—
Land, development, construction	—	—	—
Total real estate loans	20,128	125	—

Commercial and industrial	3,593	23	—
Consumer and other loans	—	—	—
Total	$23,721	$148	$—

Nonperforming loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. All loans greater than 90 days past due are placed on non-accrual status, excluding factored receivables. For CBI’s factored receivables, which are commercial trade credits rather than promissory notes, the Company’s practice, in most cases, is to charge-off unpaid recourse receivables when they become 90 days past due from the invoice due date and the non-recourse receivables when they become 120 days past due from the statement billing date. Effective January 1, 2020 with the adoption of ASC Topic 326, the Company began including non-accrual PCD loans in its nonperforming loans. As such the nonperforming loans as of March 31, 2020 include PCD loans accounted for pursuant to ASC 326 as these loans are individually evaluated. The nonperforming loans do not include PCD (formerly PCI) loans as of December 31, 2019, as the PCD loans prior to adopting ASC Topic 326 were evaluated on a pool level basis.

Nonperforming loans were as follows:	March 31, 2020	December 31, 2019
Non-accrual loans, non-PCD	$45,305	$36,916
Non-accrual loans, PCD	33,893	—
Loans past due over 90 days and still accruing interest	535	1,692
Total nonperforming loans	$79,733	$38,608

The following table presents the recorded investment in nonaccrual loans and loans past due over 90 days still on accrual by class of loans as of March 31, 2020 and December 31, 2019. Effective January 1, 2020 with the adoption of ASC Topic 326, the Company began including non-accrual PCD loans in its nonperforming loans. As such the nonperforming loans as of March 31, 2020 below include PCD loans accounted for pursuant to ASC 326 but does not include PCD (formerly PCI) loans in non-performing loans as of December 31, 2019.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

	Non-accrual with no allocated allowance for credit losses	Non-accrual with allocated allowance for credit losses	Loans past due over 90 days still accruing
As of March 31, 2020
Non-PCD loans:
Residential real estate	$11,537	$926	$—
Commercial real estate	18,386	2,264	—
Land, development, construction	2,107	470	—
Comm., industrial & factored receivables	5,713	2,869	535
Consumer, other	1,033	—	—
Total	$38,776	$6,529	$535

	Non-accrual with no allocated allowance for credit losses	Non-accrual with allocated allowance for credit losses	Loans past due over 90 days still accruing
As of March 31, 2020
PCD loans:
Residential real estate	$8,847	$—	$—
Commercial real estate	10,722	9,609	—
Land, development, construction	1,334	—	—
Comm., industrial & factored receivables	1,396	1,969	—
Consumer, other	16	—	—
Total	$22,315	$11,578	$—

	Non-accrual	Loans past due over 90 days still accruing
As of December 31, 2019
Non-PCD loans:
Residential real estate	$13,455	$—
Commercial real estate	12,141	—
Land, development, construction	2,516	—
Commercial and industrial	7,884	1,692
Consumer, other	920	—
Total	$36,916	$1,692

 Collateral dependent loans:

Collateral dependent loans are impaired loans where repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment. They are written down to the lower of cost or collateral value less estimated selling costs. As of March 31, 2020, there were $19,611 of collateral-dependent loans which are secured by real-estate.

The following table presents the aging of the recorded investment in past due non-PCD loans as of March 31, 2020 and December 31, 2019:

	Accruing Loans
As of March 31, 2020	Total	30 - 59 days past due	60 - 89 days past due	Greater than 90 days past due	Total past due	Loans not past due	Nonaccrual loans
Residential real estate	$2,537,240	$17,555	$910	$—	$18,465	$2,506,312	$12,463
Commercial real estate	6,391,975	10,802	7,147	—	17,949	6,353,376	20,650
Land, development, construction	929,014	4,757	74	—	4,831	921,606	2,577
Comm., industrial & factored receivables	1,778,526	15,859	2,043	535	18,437	1,751,507	8,582
Consumer	235,200	1,870	377	—	2,247	231,920	1,033
	$11,871,955	$50,843	$10,551	$535	$61,929	$11,764,721	$45,305

	Accruing Loans
As of December 31, 2019	Total	30 - 59 days past due	60 - 89 days past due	Greater than 90 days past due	Total past due	Loans not past due	Nonaccrual loans
Residential real estate	$2,512,544	$7,601	$5,928	$—	$13,529	$2,485,560	$13,455
Commercial real estate	6,325,108	7,554	2,577	—	10,131	6,302,836	12,141
Land, development, construction	999,923	1,343	2,349	—	3,692	993,715	2,516
Comm., industrial & factored receivables	1,759,074	14,924	12,465	1,692	29,081	1,722,109	7,884
Consumer	247,307	1,663	907	—	2,570	243,817	920
	$11,843,956	$33,085	$24,226	$1,692	$59,003	$11,748,037	$36,916

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The following table presents the aging of the recorded investment in past due PCD loans as of March 31, 2020:

	Accruing Loans
As of March 31, 2020	Total	30 - 59 days past due	60 - 89 days past due	Greater than 90 days past due	Total past due	Loans not past due	Nonaccrual loans
Residential real estate	$42,779	$782	$—	$—	$782	$33,150	$8,847
Commercial real estate	92,281	870	—	—	870	71,080	20,331
Land, development, construction	5,447	12	35	—	47	4,066	1,334
Comm., industrial & factored receivables	9,756	1,049	168	—	1,217	5,174	3,365
Consumer	59	3	—	—	3	40	16
	$150,322	$2,716	$203	$—	$2,919	$113,510	$33,893

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as; current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on at least an annual basis. The Company uses the following definitions for risk ratings:

Special Mention: Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard: Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Effective January 1, 2020, the Company began accounting for PCD loans pursuant to ASC Topic 326. Previously, PCD (formerly PCI) loans were accounted for pursuant to ASC Topic 310-30. Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Term Loans Amortized Cost Basis by Origination Year
Loan Category	2020	2019	2018	2017	2016	Prior	Revolving loans amortized cost	Total
As of March 31, 2020
Residential Non-PCD:
Risk rating
Pass	$96,916	$331,772	$340,612	$235,228	$191,581	$626,533	$659,493	$2,482,135
Special mention	—	—	272	1,258	3,182	21,568	3,414	29,694
Substandard	—	19	1,893	1,642	1,200	16,183	4,474	25,411
Total residential loans	$96,916	$331,791	$342,777	$238,128	$195,963	$664,284	$667,381	$2,537,240
Commercial Non-PCD:
Risk rating
Pass	$231,694	$1,068,021	$1,013,588	$908,262	$827,344	$2,162,917	$—	$6,211,826
Special mention	555	6,378	3,801	16,580	13,985	79,175	—	120,474
Substandard	—	439	1,111	9,406	10,942	37,777	—	59,675
Total commercial loans	$232,249	$1,074,838	$1,018,500	$934,248	$852,271	$2,279,869	$—	$6,391,975
Land, Dev., Construction Non-PCD:
Risk rating
Pass	$55,460	$414,429	$218,397	$84,358	$51,453	$93,530	$—	$917,627
Special mention	—	184	626	584	—	6,042	—	7,436
Substandard	—	348	274	154	919	2,256	—	3,951
Total land, dev., construction loans	$55,460	$414,961	$219,297	$85,096	$52,372	$101,828	$—	$929,014

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

Commercial & Industrial Non-PCD:
Risk rating
Pass	$113,652	$334,843	$382,869	$287,342	$161,970	$449,985	$—	$1,730,661
Special mention	—	—	75	3,026	2,264	25,662	—	31,027
Substandard	98	995	5,212	5,480	3,020	2,033	—	16,838
Total commercial & industrial loans	$113,750	$335,838	$388,156	$295,848	$167,254	$477,680	$—	$1,778,526
Consumer & Other Non-PCD:
Risk rating
Pass	$20,977	$65,488	$42,744	$25,046	$29,300	$23,642	$26,498	$233,695
Special mention	—	—	—	5	33	108	—	146
Substandard	—	141	106	137	670	267	38	1,359
Total consumer & other loans	$20,977	$65,629	$42,850	$25,188	$30,003	$24,017	$26,536	$235,200

Total, non-PCD loans	$519,352	$2,223,057	$2,011,580	$1,578,508	$1,297,863	$3,547,678	$693,917	$11,871,955

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

	Term Loans Amortized Cost Basis by Origination Year						Revolving loans amortized
Loan Category	2020	2019	2018	2017	2016	Prior	cost	Total
As of March 31, 2020
Residential PCD:
Risk rating
Pass	$—	$—	$—	$—	$268	$14,814	$3,695	$18,777
Special mention	—	—	—	—	—	3,849	224	4,073
Substandard	—	98	—	3	500	16,945	2,383	19,929
Total residential loans	$—	$98	$—	$3	$768	$35,608	$6,302	$42,779
Commercial PCD:
Risk rating
Pass	$—	$—	$—	$—	$—	$25,820	$—	$25,820
Special mention	—	—	—	—	—	10,792	—	10,792
Substandard	—	1,807	—	2,801	678	50,383	—	55,669
Total commercial loans	$—	$1,807	$—	$2,801	$678	$86,995	$—	$92,281
Land, Dev., Construction PCD:
Risk rating
Pass	$—	$—	$—	$—	$—	$1,810	$—	$1,810
Special mention	—	—	—	—	—	630	—	630
Substandard	—	—	188	—	121	2,698	—	3,007
Total land, dev., construction loans	$—	$—	$188	$—	$121	$5,138	$—	$5,447
Commercial & Industrial PCD:
Risk rating
Pass	$—	$—	$15	$—	$—	$1,398	$—	$1,413
Special mention	—	—	—	—	—	405	—	405
Substandard	—	—	48	1,123	1,286	5,481	—	7,938
Total commercial & industrial loans	$—	$—	$63	$1,123	$1,286	$7,284	$—	$9,756
Consumer & Other PCD:
Risk rating
Pass	$—	$—	$—	$—	$—	$30	$3	$33
Special mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	1	—	25	—	26
Total consumer & other loans	$—	$—	$—	$1	$—	$55	$3	$59

Total, PCD loans	$—	$1,905	$251	$3,928	$2,853	$135,080	$6,305	$150,322

As of December 31, 2019, the risk category of loans by class of loans, excluding purchased credit deteriorated loans, is presented below.

	As of December 31, 2019
Loan Category	Pass	Special Mention	Substandard	Doubtful
Residential real estate	$2,455,752	$31,189	$25,603	$—
Commercial real estate	6,151,309	118,412	55,387	—
Land, development, construction	989,860	6,418	3,645	—
Comm., industrial & factored receivables	1,705,862	35,070	18,142	—
Consumer	245,905	160	1,242	—
Total	$11,548,688	$191,249	$104,019	$—

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The Company considers the performance of the loan portfolio and its impact on the allowance for credit losses. For residential and consumer loan classes, the Company also evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity.

	Term Loans Amortized Cost Basis by Origination Year						Revolving loans amortized
Loan Category	2020	2019	2018	2017	2016	Prior	cost	Total
As of March 31, 2020
Residential Non-PCD:
Performing	$96,916	$331,639	$342,340	$236,663	$195,436	$657,475	$664,308	$2,524,777
Nonperforming	—	152	437	1,465	527	6,809	3,073	12,463
Total residential loans	$96,916	$331,791	$342,777	$238,128	$195,963	$664,284	$667,381	$2,537,240

Consumer & Other Non-PCD:
Performing	$20,977	$65,599	$42,794	$25,055	$29,469	$23,750	$26,523	$234,167
Nonperforming	—	30	56	133	534	267	13	1,033
Total consumer & other loans	$20,977	$65,629	$42,850	$25,188	$30,003	$24,017	$26,536	$235,200

As of March 31, 2020
Residential PCD:
Performing	$—	$98	$—	$—	$471	$27,984	$5,379	$33,932
Nonperforming	—	—	—	3	297	7,624	923	8,847
Total residential loans	$—	$98	$—	$3	$768	$35,608	$6,302	$42,779

Consumer & Other PCD:
Performing	$—	$—	$—	$1	$—	$39	$3	$43
Nonperforming	—	—	—	—	—	16	—	16
Total consumer & other loans	$—	$—	$—	$1	$—	$55	$3	$59

As of December 31, 2019	Residential	Consumer
Performing	$2,499,089	$246,387
Nonperforming	13,455	920
Total	$2,512,544	$247,307

Purchased Credit Deteriorated (“PCD”) loans:

Effective January 1, 2020, the Company began accounting for PCD loans pursuant to ASC Topic 326. As such, the following disclosures are no longer applicable for the current period and are only presented for periods prior to the adoption of ASC Topic 326. Prior to the adoption of ASC 326, income was recognized on PCD (formerly PCI) loans pursuant to ASC Topic 310. A portion of the fair value discount was ascribed as an accretable yield that was accreted into interest income over the estimated remaining life of the loans. The remaining non-accretable difference represented cash flows not expected to be collected.

The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and carrying value of the loans as of December 31, 2019. Contractually required principal and interest payments were adjusted for estimated prepayments.

December 31, 2019
Contractually required principal and interest	$244,189
Non-accretable difference	(46,271)
Cash flows expected to be collected	197,918
Accretable yield	(62,450)
Carrying value of acquired loans	135,468
Allowance for credit losses	(226)
Carrying value less allowance for credit losses	$135,242

The Company adjusted its estimates of future expected losses, cash flows and renewal assumptions for the three months ended March 31, 2019. These adjustments resulted in an increase in expected cash flows and accretable yield, and a decrease in the non-accretable difference. The Company reclassified $7,199 from non-accretable difference to accretable yield during the three-month period ending March 31, 2019 to reflect its adjusted estimates of future expected cash flows at that time.

The table below summarizes the changes in total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and carrying value of the loans during the three-month period ending March 31, 2019.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

Activity during the three-month period ending March 31, 2019	December 31, 2018	Effect of acquisitions	income accretion	all other adjustments	March 31, 2019
Contractually required principal and interest	$267,815	$—	$—	$(19,572)	$248,243
Non-accretable difference	(38,602)	—	—	9,737	(28,865)
Cash flows expected to be collected	229,213	—	—	(9,835)	219,378
Accretable yield	(70,242)	—	10,140	(9,820)	(69,922)
Carry value of acquired loans	$158,971	$—	$10,140	$(19,655)	$149,456

NOTE 8: Securities sold under agreement to repurchase

The Company enters into borrowing arrangements with our retail business customers by agreements to repurchase (“securities sold under agreements to repurchase”) under which the bank pledges investment securities owned and under its control as collateral against these one-day borrowing arrangements. These short-term borrowings totaled $81,736 at March 31, 2020 compared to $93,141 at December 31, 2019. Repurchase agreements are secured by obligations of U.S. government agencies and municipal securities with fair values of $113,426 and $131,394 at March 31, 2020 and December 31, 2019, respectively. The following table provides additional details for the periods presented.

	MBS	Municipal
As of March 31, 2020	securities	securities	Total
Market value of securities pledged	$112,973	$453	$113,426
Borrowings related to pledged amounts	81,520	216	81,736
Market value pledged as a % of borrowings	139%	209%	139%

As of December 31, 2019
Market value of securities pledged	$130,942	$451	$131,394
Borrowings related to pledged amounts	92,953	188	93,141
Market value pledged as a % of borrowings	141%	240%	141%

Any risk related to these arrangements, primarily market value changes, are minimized due to the overnight (one day) maturity and the additional collateral pledged over the borrowed amounts.

NOTE 9: Business Combinations

Acquisition of National Commerce Corporation

On April 1, 2019, the Company completed its acquisition of NCOM whereby NCOM merged with and into the Company. Pursuant to and simultaneously with the merger of NCOM with and into the Company, NCOM’s wholly owned subsidiary bank, National Bank of Commerce, merged with and into the Company’s subsidiary bank, CenterState Bank, N.A. As a result of that merger, the Bank acquired a controlling 70% interest in CBI, and its factoring subsidiary, Corporate Billing. Effective September 30, 2019, the Company purchased the 30% noncontrolling interest of CBI for $11,400.

The Company’s primary reasons for the transaction were to further expand its franchise into Georgia and Alabama, further solidify its market share in the Florida market and expand its customer base to enhance deposit fee income and leverage operating cost through economies of scale. The acquisition increased the Company’s total assets and total deposits by approximately 36% and 37% as compared with the balances at December 31, 2018 and is expected to positively affect the Company’s operating results to the extent the Company earns more from interest earning assets than it pays in interest on its interest bearing liabilities. During the three-month periods ending March 31, 2020 and 2019, the Company incurred approximately ($25) and $1,264, respectively, of acquisition costs related to this transaction. These acquisition costs are reported in merger and acquisition related expenses on the Company’s Condensed Consolidated Statements of Income and Comprehensive Income.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The Company recognized goodwill on this acquisition of $401,537 which is nondeductible for tax purposes as this acquisition is a nontaxable transaction. The goodwill is calculated based on the fair values of the assets acquired and liabilities assumed as of the acquisition date. Fair value estimates are based on the information available, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available.

The Company acquired 100% of the outstanding common stock of NCOM. The purchase price consisted of stock plus cash in lieu of fractional shares. Each share of NCOM common stock was exchanged for 1.65 shares of the Company’s common stock. Based on the closing price of the Company’s common stock on March 29, 2019, the resulting purchase price was $831,696.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The table below summarizes the purchase price calculation.

Number of shares of NCOM common stock outstanding at March 29, 2019	21,011,352
Per share exchange ratio	1.650
Number of shares of CenterState common stock less 763 of fractional shares	34,667,968
CenterState common stock price per share on March 29, 2019	$23.81
Fair value of CenterState common stock issued	$825,444

Cash Consideration for 763 of fractional shares	$20

Total Stock Consideration	$825,444
Total Cash Consideration	20
Total consideration to be paid to NCOM common shareholders	$825,464
Fair value of NCOM stock options converted to CenterState stock options	5,848
Fair value of NCOM warrants converted to CenterState warrants	384
Total Purchase Price for NCOM	$831,696

The list below summarizes the fair value of the assets purchased, including goodwill, and liabilities assumed as of the April 1, 2019 purchase date.

April 1, 2019
Assets:
Cash and cash equivalents	$268,524
Loans, held for investment	3,309,234
Purchased credit impaired loans	18,616
Loans held for sale	14,588
Investments	178,488
Accrued interest receivable	11,006
Branch real estate	61,295
Furniture and fixtures	7,204
Bank property held for sale	12,436
FHLB, FRB and other stock	17,076
Bank owned life insurance	55,474
Other real estate owned	875
Servicing asset	1,581
Core deposit intangible	39,900
Goodwill	401,537
Deferred tax asset	16,285
Other assets	23,663
Total assets acquired	$4,437,782
Liabilities:
Deposits	$3,486,732
Securities sold under agreement to repurchase	18,833
Subordinated debt	38,802
Accrued interest payable	2,095
Other liabilities	47,622
Noncontrolling interest	12,002
Total liabilities assumed and noncontrolling interest	$3,606,086

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

In the acquisition, the Company acquired $3,327,850 of loans at fair value, net of $61,384, or 1.8%, estimated discount to the outstanding principal balance, representing 39.9% of the Company’s total loans at December 31, 2018. Of the total loans acquired, management identified $18,616 with credit deficiencies. All loans that were on non-accrual status including accruing loans that are 90 days or more past due that should be recognized as non-accrual, all substandard loans or all loans with impaired collateral value including TDRs and all loans under litigation were considered by management to be credit impaired and are accounted for pursuant to ASC Topic 310-30. No TDRs were acquired from the NCOM transaction.

The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and fair value of the loans as of April 1, 2019 for purchased credit impaired loans. Contractually required principal and interest payments have been adjusted for estimated prepayments.

Contractually required principal and interest	$51,527
Non-accretable difference	(29,187)
Cash flows expected to be collected	22,340
Accretable yield	(3,724)
Total purchased credit-impaired loans acquired	$18,616

The table below presents information with respect to the fair value of acquired loans, as well as their Book Balance at acquisition date.

	Book	Fair
	Balance	Value
Loans:
Single family residential real estate	$615,296	$608,705
Commercial real estate	1,762,480	1,736,653
Construction/development/land	363,005	358,643
Commercial loans	539,698	536,262
Consumer and other loans	70,058	68,971
Purchased credit-impaired	38,697	18,616
Total earning assets	$3,389,234	$3,327,850

In its assumption of the deposit liabilities, the Company believed the deposits assumed from the acquisition have an intangible value. The Company applied ASC Topic 805, which prescribes the accounting for goodwill and other intangible assets such as core deposit intangibles, in a business combination. The Company determined the estimated fair value of the core deposit intangible asset totaled $39,900, which will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of deposit relationships.

Pro-forma information

Pro-forma data for the three-month period ending March 31, 2019 listed in the table below presents pro-forma information as if the NCOM acquisitions occurred at the beginning of 2019.

Three-month ended March 31,
2019
Net interest income	$163,968
Net income available to common shareholders	$65,178
EPS - basic	$0.50
EPS - diluted	$0.50

The disclosures regarding the results of operations for NCOM subsequent to its respective acquisition date are omitted as this information is not practical to obtain. Although the Company did not convert NCOM’s core system until the third quarter of 2019, the majority of the fixed costs and purchase accounting entries were booked on the Company’s core system making it impractical to determine NCOM’s results of operation on a stand-alone basis.

Announcement of Merger of Equals between CenterState and South State Corporation

 On January 27, 2020, the Company and South State Corporation (“South State”) announced the execution of an Agreement and Plan of Merger, dated as of January 25, 2020 (the “Merger Agreement”), providing for the merger of the Company and South State, subject to the terms and conditions set forth therein.  Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both companies, the Company’s shareholders will receive 0.3001 shares of South State common stock for each share of CenterState common stock they own.  The transaction is expected to close in the third quarter of 2020 subject to customary closing conditions, including receipt of all applicable regulatory approvals and shareholder approval of each company.  The Company’s primary reason for the transaction is to create a leading Southeastern-based regional bank, which diversifies each company’s geographies into a contiguous six-state footprint, spanning from Florida to Virginia.  The transaction will also expand both companies’ customer base which will enhance deposit fee income and leverage operating cost through economies of scale.  The combined company will operate under the South State Bank name and will trade under the South State ticker symbol SSB on the Nasdaq stock market.  The company will be headquartered in Winter Haven, Florida and will maintain a significant presence in Columbia and Charleston, South Carolina; Charlotte, North Carolina; and Atlanta, Georgia.  South State is a bank holding company headquartered in Columbia, South Carolina.  South State’s bank subsidiary South State Bank operates 157 banking locations.  South State reported total assets of $16,642,911, total loans of $11,506,890 and total deposits of $12,344,547 as of March 31, 2020.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

NOTE 10: Interest Rate Swap Derivatives

Fair Value Hedge

The Company enters into interest rate swaps in order to provide commercial loan clients the ability to swap from variable to fixed interest rates.  Under these agreements, the Company enters into a variable rate loan with a client in addition to a swap agreement.  This swap agreement effectively converts the client’s variable rate loan into a fixed rate.  The Company then enters into a matching swap agreement with a third party dealer in order to offset its exposure on the customer swap.  At March 31, 2020 and December 31, 2019, the notional amount of such arrangements were $12,408,888 and $10,596,427, respectively. The Company pledged $550,101  and   $140,913 of cash as collateral to the third party dealers at March 31, 2020 and December 31, 2019, respectively. The Company also pledged $605,100 and $361,127 of securities to the third party dealers and clearinghouse exchanges at March 31, 2020 and December 31, 2019, respectively. As the interest rate swaps with the clients and third parties are not designated as hedges under ASC 815, changes in market values are reported in earnings.

Summary information about the interest rate swap derivative instruments is as follows:

	March 31, 2020	December 31, 2019
Notional amount	$12,408,888	$10,596,427
Weighted average pay rate on interest-rate swaps	2.70%	3.20%
Weighted average receive rate on interest rate swaps	2.70%	3.20%
Weighted average maturity (years)	11	11
Fair value of interest rate swap derivatives (asset)	$831,891	$273,068
Fair value of interest rate swap derivatives (liability)	$833,977	$274,216

Cash Flow Hedge

The Company is exposed to certain risks relating to its ongoing business operations. The primary risk managed by using derivative instruments is interest rate risk. Interest rate swaps are utilized to manage interest rate risk associated with the Company's variable rate borrowings entered during the second quarter of 2019. The Company recognizes interest rate swaps as either assets or liabilities at fair value in the Condensed Consolidated Balance Sheets.

The interest rate swap contract entered during the second quarter of 2019 on a variable rate borrowing was designated as a cash flow hedge and was negotiated over the counter. The contract was entered into by the Company with a counterparty and the specific agreement of terms were negotiated, including the amount, interest rate and maturity.

The following table reflects the cash flow hedge included in the Condensed Consolidated Balance Sheets as of March 31, 2020:

March 31, 2020
Notional amount	$150,000
Fair value of interest rate swap derivatives (asset)	—
Fair value of interest rate swap derivatives (liability)	8,474

The following table presents the net unrealized holding losses recorded in Accumulated Other Comprehensive Income on the Company’s Condensed Consolidated Balance Sheet and Condensed Consolidated Statements of Income and Comprehensive Income relating to the cash flow derivative instrument for the three-month period ended March 31, 2020:

March 31, 2020
	Amount of	Amount of gain / (loss)	Location of gain / (loss)
	loss	reclassified from OCI	reclassified from AOCI
	recognized in OCI	to interest income	to income
Interest rate contracts - pay fixed, receive floating	$(5,740)	$—	Interest expense: Federal funds purchased and other borrowings

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

During the three-month ended March 31, 2020, the derivative position designed as a cash flow hedge was not discontinued and none of the losses reported in Accumulated Other Comprehensive Income were reclassified into earnings as a result of the discontinuance of a cash flow hedge or because of the early extinguishment of the borrowing.

NOTE 11: Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Subsequently, amendments ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements were issued. ASC 842 established a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

ASC 842 was effective on January 1, 2019. The Company leases certain properties and equipment under operating leases that resulted in the recognition of ROU Lease Assets of $20,311 and Lease Liabilities of $22,795 on the Company’s Condensed Consolidated Balance Sheets. The one-time transition impact to retained earnings from measurement differences was approximately $1,093 as disclosed on the Company’s Condensed Consolidated Statements of Changes in Stockholders’ Equity.

ASC 842 provides a number of optional practical expedients in transition. The Company elected the ‘package of practical expedients,’ which permits the Company not to reassess under the new standard the prior conclusions about lease identification, lease classification and initial direct costs. The Company also elected the use of the hindsight, a practical expedient which permits the use of information available after lease inception to determine the lease term via the knowledge of renewal options exercised not available as of the leases inception. The practical expedient pertaining to land easements was not applicable to the Company.

ASC 842 also requires certain accounting elections for ongoing application of ASC 842. The Company elected the short-term lease recognition exemption for all leases that qualify, meaning those with terms under twelve months. ROU assets or lease liabilities are not to be recognized for short-term leases. However, since all real estate and equipment leases have terms greater than 12 months, no leases currently meet this exemption. The Company also elected the practical expedient to not separate lease and non-lease components for all leases, the majority of which consist of real estate common area maintenance expenses. However, since these non-lease items are subject to change, they are treated and disclosed as variable payments in the quantitative disclosures below.

Lessee Leases

The majority of the Company’s lessee leases are operating leases, and consist of leased real estate for branches and operations centers. Options to extend and renew leases are generally exercised under normal circumstances. Advance notification is required prior to termination, and any noticing period is often limited to the months prior to renewal. Variable payments generally consist of common area maintenance and taxes. Rent escalations are generally specified by a payment schedule, or are subject to a defined formula. The Company also elected the practical expedient to not separate lease and non-lease components for all leases, the majority of which consist of real estate common area maintenance expenses. Generally, leases do not include guaranteed residual values, but instead typically specify that the leased premises are to be returned in satisfactory condition with the Company liable for damages. The Company also has other operating leases for various equipment, including copiers, printers, and other small equipment. Equipment lease terms and conditions generally specify a fixed amount and term with options to renew. The Company’s equipment leases are typically not renewed, and existing leases are typically assumed from prior bank acquisitions.

For operating leases, the lease liability and ROU asset (before adjustments) are recorded at the present value of future lease payments. ASC 842 requires the use of the lease interest rate; however, this rate is typically not known. As an alternative, ASC 842 permits the use of an entity’s fully secured incremental borrowing rate. The Company is electing to utilize the FHLB Atlanta Fixed Rate Advance index, as it is the most actively used institution-specific collateralized borrowing source available to the Company.

The Company also holds a small number of finance leases assumed in connection to prior acquisitions. These leases are all real estate leases. Terms and conditions are similar to those real estate operating leases described above, but the lease terms are generally longer. Lease classifications from the acquired institution were retained, and were again retained as a result of the election of the package of practical expedients described above.

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

	Three-month periods ended
	March 31, 2020	March 31, 2019
Amortization of ROU Assets - Finance Leases	$55	$38
Interest on Lease Liabilities - Finance Leases	72	50
Operating Lease Cost (Cost resulting from lease payments)	2,141	1,287
Short-term Lease Cost	1	—
Variable Lease Cost (Cost excluded from lease payments)	296	235
Total Lease Cost	$2,565	$1,610
Finance Lease - Operating Cash Flows	65	57
Finance Lease - Financing Cash Flows	78	91
Operating Lease - Operating Cash Flows (Fixed Payments)	2,191	1,241
Operating Lease - Operating Cash Flows (Liability Reduction)	3,974	1,181
New ROU Assets - Operating Leases	4,749	21,351
Weighted Average Lease Term (Years) - Finance Leases	10.64	19.22
Weighted Average Lease Term (Years) - Operating Leases	6.59	7.65
Weighted Average Discount Rate - Finance Leases	5.83%	5.95%
Weighted Average Discount Rate - Operating Leases	3.25%	3.65%

A maturity analysis of operating lease liabilities and reconciliation of the undiscounted cash flows to the total operating lease liabilities as of March 31, 2020 is as follows:

March 31, 2020
Operating lease payments due:
Within one year	$8,380
After one but within two years	7,165
After two but within three years	5,667
After three but within four years	4,823
After four years but within five years	3,932
After five years	9,401
Total undiscounted cash flows	39,368
Discount on cash flows	(4,200)
Total operating lease liabilities	$35,168

The following is a schedule of future minimum annual rentals under operating leases as of December 31, 2019:

December 31, 2019
Operating lease payments due:
Within one year	$7,577
After one but within two years	6,693
After two but within three years	5,358
After three but within four years	4,419
After four years but within five years	3,723
After five years	11,410
Total undiscounted cash flows	39,180
Discount on cash flows	(4,695)
Total operating lease liabilities	$34,485

Lessor Leases

ASC 842 also impacted lessor accounting. ASC 842 changed the criteria in which a lessor lease is classified. A lease is a sales-type lease if any one of five criteria are met, each of which indicate that the lease, in effect, transfers control of the underlying asset to the lessee. If none of those five criteria are met, but two additional criteria are both met, indicating that the lessor has transferred substantially all the risks and benefits of the underlying asset to the lessee and a third party, the lease is a direct financing lease. All leases that are not sales-type or direct financing leases are operating leases.

Similar to the above lessee leases, the Company elected the ‘package of practical expedients,’ which allows the Company not to reassess the Company’s prior conclusions under ASC 842 about lease identification, lease classification and initial direct costs. The Company also elected the use of the hindsight, a practical expedient which permits the use of information available after lease inception to determine the lease term via the knowledge of renewal options exercised not available as of the leases inception. Lastly, the practical expedient pertaining to land easements is not applicable to the Company.

CenterState Bank Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(in thousands of dollars, except per share data)

While ASC 842 identifies common area building maintenance as a non-lease component of our real estate lease contracts, the Company elected to account for the Company’s real estate leases and associated common area maintenance service components as a single, combined operating lease component. Consequently, ASC 842’s changed guidance on contract components did not significantly affect financial reporting.

Substantially, all of the Company’s lessor leases are related to unused real estate office space owned by the Company. Most have defined terms, though some leases have gone month-to-month once the initial term has passed. The impact of subleases was not material. Income from operating leases are reported within Occupancy Expense as an offset to Non-interest Expense in the Company’s Condensed Consolidated Statements of Income and Comprehensive Income.

The Company is also the lessor on a few equipment direct finance leases (formerly known as capital leases) with three municipal entities. Interest income from these leases are tax exempt, and is reported within loan interest income. The lessee retains the title to all equipment in each of these finance leases. Each of these leases originated in 2018, and therefore the prior ASC 840 classification was not reassessed due to the election of the package of practical expedients.

	Three-month periods ended
	March 31, 2020	March 31, 2019
Operating Lease Income from Lease Payments	$476	$212
Direct Financing Lease Income	25	173
Total Lease Income	$501	$385

Net Investment in Direct Financing Leases	$1,167	$15,785
Unguaranteed Residual Assets	—	—
Deferred Selling Profit on Direct Financing Leases	—	—

Maturity Analysis of Operating Lease Receivables
0 - 12 Months	$2,089	$962
13 - 24 Months	1,609	551
25 - 36 Months	710	341
37 - 48 Months	124	166
48 - 60 Months	—	6
Over 60 Months	—	—

Maturity Analysis of Finance Lease Receivables
0 - 12 Months	$912	$1,392
13 - 24 Months	251	1,841
25 - 36 Months	—	1,618
37 - 48 Months	—	1,356
48 - 60 Months	—	1,355
Over 60 Months	—	12,543

NOTE 12: Recently Issued Accounting Standards

Adoption of ASU 2016-13:

On January 1, 2020, The Company adopted ASU 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held to maturity debt securities. It also applies to Off-Balance Sheet (“OBS”) credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments and leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available for sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write down on available for sale debt securities management does not intend to sell or believes that it is more likely than not they will be required to sell.

The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost and OBS credit exposures. Results for periods reporting beginning after and January 1, 2020 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. The January 1, 2020 transition to ASC 326 required an increase of $74,608 to the ACL, including a reclassification of $17,004 from loan discount to allowance for credit losses due to the transition of its PCI loans to PCD loans. This reclassification from loan discount to ACL for PCD loans did not impact retained earnings. The post-transition CECL Method ACL is $115,270 compared to the December 31, 2019 Incurred Loss Method ALLL of $40,652. CECL requires a Company to consider a credit reserve on HTM securities; however, the strong credit quality of the portfolio resulted in a minimal ACL of $10. CECL requires a Company to consider a reserve for unfunded commitments and to record this exposure as a liability separate from the ACL. Upon adoption of ASC 326, the Company recorded a $6,084 reserve for unfunded commitments. The increase to the ACL for loans, excluding the reclassification of loan discount for PCD loans, plus the reserve for unfunded commitments and allowance for credit losses for HTM debt securities resulted in a reduction to retained earnings of $47,751, net of $15,947 for deferred taxes.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

The Company adopted ASC 326 using the prospective transition approach for PCD financial assets that were previously classified as PCI and accounted for under ASC 310-30. In accordance with the standard, management did not reassess whether PCI assets met the criteria of PCD assets as of the date of adoption. On January 1, 2020, the amortized cost basis of the PCD assets were adjusted to reflect the addition of $17,230 of the ACL. The remaining non-credit discount for PCD loans was allocated to each individual PCD loans and will be accreted into interest income at the effective interest rate as of January 1, 2020.

As allowed by ASC 326, the Company elected to maintain pools of loans accounted for under ASC 310-30 for ACL purposes. CECL does not provide for the PCD pool accounting due to individual allocation of the non-credit-related discount, but does allow for the maintenance of existing pools upon the transition from PCI to PCD for ACL purposes. The Company elected to retain these pools, and consolidated them into ten pools of similar risk characteristics consistent with those segments and sub-segments of non-PCD loans. PCD loans may also be individually analyzed in a manner comparable to non-PCD loans with significant deterioration. In accordance with the standard, management did not reassess whether modifications to individual acquired financial assets accounted for in pools were troubled debt restructurings as of the date of adoption. The principal balance of pooled PCD loans for ACL purposes totaled $170,921, and the principal balance for individually analyzed PCD loans totaled $31,380 as of January 1, 2020.

The following table illustrates the impact of ASC 326.

	January 1, 2020
	As reported under ASC 326	Pre-ASC 326 adoption	Impact of ASC 326 adoption
Assets:
Allowance for credit losses on
debt securities held to maturity
Mortgage-backed	$—	$—	$—
Municipal	10	—	10
Loans non-PCD
Residential	$15,669	$4,257	$11,412
Commercial	54,148	18,552	35,596
Construction & land development	9,251	2,319	6,932
Comm., industrial & factored receivables	14,277	11,282	2,995
Consumer & other	4,688	4,019	669
Loans PCD
Residential	$3,021	$—	$3,021
Commercial	11,966	—	11,966
Construction & land development	256	177	79
Commercial & industrial	1,924	—	1,924
Factored commercial receivables	—	—	—
Consumer & other	63	49	14

Liabilities:
Allowance for credit losses
on OBS exposures	$6,084	$—	$6,084

Debt Securities

Allowance for Credit Losses - Available for Sale Debt Securities: For available-for-sale debt securities in an unrealized loss position, the Company first assesses whether or not it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the securities amortized cost basis is written down to fair value through income. For available-for-sale debt securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of the cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected are less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Changes in the allowance for credit losses are recorded as provisions for or reversal of credit loss expense. Losses are charged against the allowance when management believes an available-for-sale security is uncollectible or when either of the criteria regarding intent to sell or required to sell is met.

Accrued interest receivable on available-for-sale debt securities totaled $6,058 as of March 31, 2020 and is excluded from the estimate of credit losses.

Allowance for Credit Losses – Held to Maturity Debt Securities: Management measures expected credit losses on held-to-maturity debt securities on a collective basis by major security type. Accrued interest receivable on held-to-maturity debt securities totaled $1,536 and is excluded from the estimate of credit losses.

The estimate of expected credit losses considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. Management classifies the held-to-maturity portfolio into the following major security types: Mortgage-backed and municipal.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

All of the mortgage-backed securities held by the Company are issued by US government entities and agencies. The securities are either explicitly or implicitly guaranteed by the US government, and are highly rated by major rating agencies and have a long history of no credit losses. After reviewing the portfolio and the potential for loss, management determined no allowance for credit losses is required.

Other securities are comprised primarily of investments in municipal bonds. Management utilizes historical research conducted by Moody’s Investor Services to determine expected credit losses, particularly default and recovery from 2009 to 2018. Using the more recent data captures the aforementioned emerging risks in public finance. After reviewing the portfolio and the potential for loss, management determined a $10 in allowance for credit losses on adoption date.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balance net of purchase premiums and discounts, deferred loan fees and costs, and an allowance for credit losses. Interest income is accrued on the unpaid principal balance. The recorded investment in a loan excludes accrued interest receivable, deferred fees, and deferred costs because they are not considered material.

Loan segment risks:

Residential, Commercial, and Other Real Estate: A significant portion of our loan portfolio is secured by real estate, a substantial majority of which is located in Florida, and events that negatively impact the real estate market could hurt our resultant business. A substantial majority of our loans are concentrated in Florida and subject to the volatility of the state’s economy and real estate market. With our loans concentrated in Florida, declines in local economic conditions will adversely affect the values of our real estate collateral. Consequently, a decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of other financial institutions whose real estate loan portfolios are more geographically diverse.

In addition to relying on the financial strength and cash flow characteristics of the borrower in each case, we often secure loans with real estate collateral. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower but may deteriorate in value during the time credit is extended. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings and capital could be adversely affected.

Commercial and Commercial Real Estate: Commercial and commercial real estate loans generally carry larger loan balances and can involve a greater degree of financial and credit risk than other loans. The increased financial and credit risk associated with these types of loans are a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the size of loan balances, the effects of general economic conditions on income-producing properties and the increased difficulty of evaluating and monitoring these types of loans.

Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate or commercial project. If the cash flows from the project are reduced, a borrower’s ability to repay the loan may be impaired. This cash flow shortage may result in the failure to make loan payments. In such cases, we may be compelled to modify the terms of the loan. In addition, the nature of these loans is such that they are generally less predictable and more difficult to evaluate and monitor. As a result, repayment of these loans may, to a greater extent than residential loans, be subject to adverse conditions in the real estate market or economy.

Commercial Receivables Factoring: The Company provides receivables factoring through its subsidiary for a variety of industries, the largest portfolio segments remain in the Oil and Gas, Truck and Freight, and Parts and Services sectors. These are dependent on the cash flow from these receivables from these industries which are exposed to volatility in demand and freight costs. Economic disruptions in demand, labor, or costs in these industries may adversely impact collectability of these loans.

Consumer and all other loans: While disclosed as a separate portfolio segment, many of the same events that negatively impact the real estate and commercial market could have a similar direct risk to consumer loans. While the borrower or collateral are for consumer loans, the employment and cash flow from these borrowers are similarly exposed to risk of declines in local economic conditions. Consequently, a decline in local economic conditions may have a greater effect on these loans.

A loan is considered a troubled debt restructured loan based on individual facts and circumstances. A modification may include either an increase or reduction in interest rate or deferral of principal payments or both. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings. The Company classifies troubled debt restructured loans as impaired and evaluates the need for an allowance for credit losses on a loan-by-loan basis. An allowance for credit losses is based on either the present value of estimated future cash flows or the estimated fair value of the underlying collateral. Loans retain their accruing or non-accruing status at the time of modification.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

Loan origination fees and the incremental direct cost of loan origination, are deferred and recognized in interest income without anticipating prepayments over the contractual life of the loans. If the loan is prepaid, the remaining unamortized fees and costs are charged or credited to interest income. Amortization ceases for non-accrual loans.

Determining the contractual term: Expected credit losses are estimated over the contractual term of the loans, adjusted for expected prepayments when appropriate. The contractual term excludes expected extensions, renewals, and modifications unless either of the following applies: management has a reasonable expectation at the reporting date that a troubled debt restructuring will be executed with an individual borrower or the extension or renewal options are included in the original or modified contract at the reporting date and are not unconditionally cancellable by the Company.

Nonaccrual loans: A loan is moved to non-accrual status in accordance with the Company’s policy typically after 90 days of non-payment, or less than 90 days of non-payment if management determines that the full timely collection of principal and interest becomes doubtful. For CBI’s factored receivables, which are commercial trade credits rather than promissory notes, the Company’s practice, in most cases, is to charge-off unpaid recourse receivables when they become 90 days past due from the invoice due date and the non-recourse receivables when they become 120 days past due from the statement billing date. Past due status is based on the contractual terms of the loan. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Non-accrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. Single family home loans, consumer loans and smaller commercial, land, development and construction loans (less than $500) are monitored by payment history, and as such, past due payments is generally the triggering mechanism to determine non-accrual status. Larger (greater than $500) commercial, land, development and construction loans are monitored on a loan level basis, and therefore in these cases it is more likely that a loan may be placed on non-accrual status before it becomes 90 days past due.

All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Non real estate consumer loans are typically charged off no later than 120 days past due.

The Company, considering current information and events regarding the borrower’s ability to repay their obligations, considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. Interest income on impaired loans is recognized in accordance with the Company’s non-accrual policy. Impaired loans are written down to the extent that principal is judged to be uncollectible and, in the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, are written down to the lower of cost or collateral value less estimated selling costs. Impairment losses are included in the allowance for credit losses. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled Debt Restructurings: A loan for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, is considered to be a TDR. In certain circumstances, it may be beneficial to modify or restructure the terms of a loan and work with the borrower for the benefit of both parties, versus forcing the property into foreclosure and having to dispose of it in an unfavorable real estate market. When the Company modifies the terms of a loan, it usually either reduces the monthly payment and/or interest rate for generally twelve to twenty-four months. The Company has not forgiven any material principal amounts on any loan modifications to date. The Company has $11,863 of TDRs. Of this amount $7,215 are performing pursuant to their modified terms, and $4,648 are not performing and have been placed on non-accrual status and included in our non-performing loans (“NPLs”).

Purchased Credit Deteriorated (“PCD”) Loans: The Company has purchased loans, some of which have experienced more than insignificant credit deterioration since origination. Examples of PCD loans generally include loans on non-accrual status, loans with insufficient cash flow, loans that are delinquent, loans with high loan-to-value ratios, loans in process of foreclosure or any TDR with loss potential in accordance with guidance outlined in ASC 310-30. PCD loans are recorded at the amount paid. An allowance for credit losses is determined using the same methodology as other loans held for investment.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

Upon adoption of ASC Topic 326, the ACL for PCD loans, except for PCD loans individually evaluated for impairment, is measured on a collective pool basis when similar risk characteristics exist. On adoption date, the credit discount on PCD loans was reclassified from loan discount to ACL, thereby establishing a new amortized cost basis. The difference between the unpaid principal balance of the pool and the new amortized cost basis on adoption date was non-credit discount and was subsequently allocated to each individual loan. This non-credit discount will be amortized into interest income using the effective yield method over the remaining life of the individual loans. Changes to the allowance for credit losses after adoption are recorded through provision for credit losses.

Allowance for Credit Losses – Loans: The allowance for credit losses is a valuation account that is deducted from or added to the loans amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes a loan is uncollectible. Expected recoveries do not exceed the aggregate of amounts previously charged off and expected to be charged off.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Peer credit loss experience provides the basis for the estimation of expected credit losses. Given the Company’s size, complexity, and acquisitive history, loan-level loss data is not readily available to develop reasonable and supportable loss estimates. Rather, the Company is relying on peer data from Call Reports to develop models that forecast a periodic default rate for each of the portfolio segments.

Adjustments to historical loss information and reversion periods are made for differences in current loan specific risk characteristics such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, the national home price index, and other factors. The Company generally utilizes a four-quarter forecast with a four-quarter reversion period.

The allowance for credit losses is measured on a collective pool basis when similar risk characteristics exist. The company has identified the following portfolio segments: residential loans, commercial real estate loans, construction and land development loans, commercial and industrial and consumer and other.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not also included in the collective evaluation. When management determines that foreclosure is probable expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Reserve for unfunded commitments: The company estimates expected credit losses over the contractual period in which the company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancelable by the Company. The allowance for credit losses on off balance sheet credit exposures is adjusted as a provision for credit loss expense. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. Expected credit losses are determined using historical funding rates by loan segment.

Other new accounting pronouncements

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment,” to simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, under the amendments in this update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. FASB also eliminated the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. Therefore, the same impairment assessment applies to all reporting units. An entity is required to disclose the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2019. The Company adopted the new accounting guidance effective January 1, 2020, but it did not have a material impact on the consolidated financial statements.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820) - Changes to the Disclosure Requirements for Fair Value Measurement,” to modify the disclosure requirements on fair value measurements in Topic 820 based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The following disclosure requirements were removed from Topic 820: (1) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; (2) the policy for timing of transfers between levels; (3) the valuation processes for Level 3 fair value measurements; and (4) for nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period. The following disclosure requirements were modified in Topic 820: (1) in lieu of a rollforward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities; (2) for investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly; and (3) the amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date. The following disclosure requirements were added to Topic 820: (1) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period; (2) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this update. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this update and delay adoption of the additional disclosures until their effective date. The Company adopted the new accounting guidance effective January 1, 2020, but it did not have a material impact on the consolidated financial statements.

In March 2020, the FASB has issued Accounting Standards Update (ASU) No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, to provide optional guidance, for a limited time, to ease the potential burden in accounting for or recognizing the effects of reference rate reform on financial reporting. By way of background, as a response to concerns about structural risks of interbank offered rates (IBORs) and, particularly, the risk that the London Interbank Offer Rate (LIBOR) will no longer be used, regulators around the world have begun reference rate reform initiatives to identify alternative reference rates that are more observable or transaction-based and less susceptible to manipulation. Stakeholders raised certain operational challenges likely to arise in accounting for contract modifications and hedge accounting due to reference rate reform. Some of those challenges relate to the significant volume of contracts and other arrangements that will need to be modified to replace references to discontinued rates with references to the replacement rates. For accounting purposes, such contract modifications are required to be evaluated in determining whether the modifications result in the establishment of new contracts or the continuation of existing contracts, which could prove quite costly and burdensome and undermine the intended continuation of such contracts and arrangements. Stakeholders also noted that the inability to apply hedge accounting because of reference rate reform would result in financial reporting outcomes that do not reflect entities' intended hedging strategies. The amendments, which are elective and apply to all entities, provide expedients and exceptions for applying U.S. GAAP to contract modifications and hedging relationships affected by reference rate reform if certain criteria are met. The amendments apply only to contracts and hedging relationships that reference LIBOR or another reference rate that is expected to be discontinued due to reference rate reform. The optional expedients for contract modifications apply consistently for all contracts or transactions within the relevant Codification Topic, Subtopic, or Industry Subtopic that contains the guidance that otherwise would be required to be applied, while those for hedging relationships can be elected on an individual hedging relationship basis. Because the guidance is intended to assist stakeholders during the global market-wide reference rate transition period, it is in effect for a limited time, from March 12, 2020, through December 31, 2022. The Company established a LIBOR Committee and is currently evaluating the impact of adopting ASU 2020-04 on the consolidated financial statements.

CenterState Bank Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(in thousands of dollars, except per share data)

NOTE 13: Subsequent Events

On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 as a global pandemic, which continues to spread throughout the United States and around the world. The COVID-19 pandemic has adversely affected, and may continue to adversely affect economic activity globally, nationally and locally. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas, and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. Due to the COVID-19 pandemic, market interest rates have declined significantly, with the 10-year Treasury bond falling below 1.00 percent on March 3, 2020 for the first time. Such events also may adversely affect business and consumer confidence, generally, and the Company and its customers, and their respective suppliers, vendors and processors, may be adversely affected. On March 3, 2020, the Federal Open Market Committee reduced the targeted federal funds interest rate range by 50 basis points to 1.00 percent to 1.25 percent. This range was further reduced to 0 percent to 0.25 percent on March 16, 2020. These reductions in interest rates and other effects of the COVID-19 pandemic may adversely affect the Company's financial condition and results of operations in future periods. It is unknown how long the adverse conditions associated with the COVID-19 pandemic will last and what the complete financial effect will be to the Company. It is reasonably possible that estimates made in the financial statements could be materially and adversely impacted in the near term as a result of these conditions, including expected credit losses on loans and the fair value of financial instruments that are carried at fair value. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to, among other provisions, provide emergency assistance for individuals, families and businesses affected by the COVID-19 pandemic.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was enacted. The CARES Act, among other things, temporarily adds a new product, titled the “Paycheck Protection Program, (“PPP”)” to the U.S. Small Business Administration’s (SBA’s) 7(a) Loan Program. The CARES Act provides for forgiveness of up to the full principal amount of qualifying loans guaranteed under the PPP. The PPP and loan forgiveness are intended to provide economic relief to small businesses nationwide adversely impacted under the Coronavirus Disease 2019 (COVID-19) Emergency Declaration issued on March 13, 2020. As a result, the Company generated over 8,900 PPP loans for a total loan amount of approximately $1.3 billion in the SBA system through April 28, 2020. In addition, in the efforts of providing relief to the Bank customers affected by the COVID-19, the Company began offering various mitigation efforts, including a loan payment deferral program. The standard program offers a 90-day payment deferral. As of April 28, 2020, the Company has approved or processed loan deferrals for a total loan book balance, before loan discounts or premiums, of approximately $2.1 billion.